                                                                     Exhibit 4.1

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                            LORAL SKYNET CORPORATION

                                     Issuer

                   14% SENIOR SECURED CASH/PIK NOTES DUE 2015

                                   ----------

                                    INDENTURE

                         Dated as of November 21, 2005

                                   ----------

                              THE BANK OF NEW YORK

                                     Trustee

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                                        1

                              CROSS-REFERENCE TABLE

TIA                                                                 Indenture
Section                                                              Section
-------                                                          ---------------
            310(a)(1) ........................................   7.10
               (a)(2) ........................................   7.10
               (a)(3) ........................................   N.A.
               (a)(4) ........................................   N.A.
               (a)(5) ........................................   7.10
                  (b) ........................................   7.08; 7.10
                  (c) ........................................   N.A.
               311(a) ........................................   7.11
                  (b) ........................................   7.11
                  (c) ........................................   N.A.
               312(a) ........................................   2.05, 12.03
                  (b) ........................................   12.03
                  (c) ........................................   12.03
               313(a) ........................................   7.06
               (b)(1) ........................................   N.A.
               (b)(2) ........................................   7.06
                  (c) ........................................   12.02
                  (d) ........................................   7.06
               314(a) ........................................   4.02; 4.03
                  (b) ........................................   N.A.
               (c)(1) ........................................   12.04
               (c)(2) ........................................   12.04
               (c)(3) ........................................   N.A.
                  (d) ........................................   11.03
                  (e) ........................................   12.05
                  (f) ........................................   N.A.
               315(a) ........................................   7.01
                  (b) ........................................   7.05; 12.02
                  (c) ........................................   7.01
                  (d) ........................................   7.01
                  (e) ........................................   6.11
316(a)(last sentence) ........................................   12.06
            (a)(1)(A) ........................................   6.05
            (a)(1)(B) ........................................   6.04
               (a)(2) ........................................   Section 1 of
                                                                 the Note; 12.06
                  (b) ........................................   Section 1 of
                                                                 the Note; 6.07
                  (c) ........................................   9.04
            317(a)(1) ........................................   6.08


               (a)(2) ........................................   6.09
                  (b) ........................................   2.04
               318(a) ........................................   12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

ARTICLE 1 Definitions and Incorporation by Reference.......................    1
   SECTION 1.01.    Certain Definitions....................................    1
   SECTION 1.02.    Other Definitions......................................   28
   SECTION 1.03.    Incorporation by Reference of Trust Indenture Act......   29
   SECTION 1.04.    Rules of Construction..................................   30

ARTICLE 2 The Notes........................................................   31
   SECTION 2.01.    Form and Dating........................................   31
   SECTION 2.02.    Execution and Authentication...........................   31
   SECTION 2.03.    Registrar and Paying Agent.............................   32
   SECTION 2.04.    Paying Agent To Hold Money in Trust....................   32
   SECTION 2.05.    Noteholder Lists.......................................   32
   SECTION 2.06.    Transfer and Exchange..................................   33
   SECTION 2.07.    Replacement Notes......................................   33
   SECTION 2.08.    Outstanding Notes......................................   33
   SECTION 2.09.    Temporary Notes........................................   34
   SECTION 2.10.    Cancellation...........................................   34
   SECTION 2.11.    Defaulted Interest.....................................   34
   SECTION 2.12.    CUSIP Numbers..........................................   34
   SECTION 2.13.    Trustee's Disclaimer...................................   34

ARTICLE 3 Redemption.......................................................   35
   SECTION 3.01.    Notices to Trustee.....................................   35
   SECTION 3.02.    Selection of Notes To Be Redeemed......................   35
   SECTION 3.03.    Notice of Redemption...................................   36
   SECTION 3.04.    Effect of Notice of Redemption.........................   37
   SECTION 3.05.    Deposit of Redemption Price............................   37
   SECTION 3.06.    Notes Redeemed in Part.................................   38

ARTICLE 4 Covenants........................................................   38
   SECTION 4.01.    Payment of Notes.......................................   38
   SECTION 4.02.    [Intentionally Left Blank].............................   40
   SECTION 4.03.    Compliance Certificate.................................   40
   SECTION 4.04.    Change of Control......................................   40
   SECTION 4.05.    Limitation on Restricted Payments......................   42
   SECTION 4.06.    Limitation on Indebtedness.............................   44
   SECTION 4.07.    Limitation on Liens....................................   47
   SECTION 4.08.    Limitation on Restrictions on Distributions from
                    Restricted Subsidiaries................................   47
   SECTION 4.09.    Limitation on Sales of Assets and Subsidiary Stock.....   49
   SECTION 4.10.    Limitation on Affiliate Transactions...................   51
   SECTION 4.11.    Guarantors.............................................   53
   SECTION 4.12.    Limitation on the Issuance and Sale of Capital Stock of
                    Restricted Subsidiaries................................   53
   SECTION 4.13.    Limitation on Sale/Leaseback Transactions..............   54
   SECTION 4.14.    Existence..............................................   54

   SECTION 4.15.    Payment of Taxes and Other Claims......................   54
   SECTION 4.16.    Insurance; Maintenance of Properties...................   55
   SECTION 4.17.    Notice of Defaults.....................................   55
   SECTION 4.18.    Business Activities....................................   55
   SECTION 4.19.    Use of Proceeds........................................   55
   SECTION 4.20.    Further Instruments and Acts...........................   55

ARTICLE 5 Merger...........................................................   56
   SECTION 5.01.    Merger and Consolidation...............................   56

ARTICLE 6 Defaults and Remedies............................................   57
   SECTION 6.01.    Events of Default......................................   57
   SECTION 6.02.    Acceleration...........................................   59
   SECTION 6.03.    Other Remedies.........................................   60
   SECTION 6.04.    Waiver of Past Defaults................................   60
   SECTION 6.05.    Control by Majority....................................   60
   SECTION 6.06.    Limitation on Suits....................................   60
   SECTION 6.07.    Rights of Holders to Receive Payment...................   61
   SECTION 6.08.    Collection Suit by Trustee.............................   61
   SECTION 6.09.    Trustee May File Proofs of Claim.......................   61
   SECTION 6.10.    Priorities.............................................   62
   SECTION 6.11.    Undertaking for Costs..................................   62
   SECTION 6.12.    Waiver of Stay or Extension Laws.......................   62
   SECTION 6.13.    Payment of Premium.....................................   62

ARTICLE 7 Trustee..........................................................   63
   SECTION 7.01.    Duties of Trustee......................................   63
   SECTION 7.02.    Rights of Trustee......................................   64
   SECTION 7.03.    Individual Rights of Trustee...........................   65
   SECTION 7.04.    Trustee's Disclaimer...................................   65
   SECTION 7.05.    Notice of Defaults.....................................   65
   SECTION 7.06.    Reports by Trustee to Holders..........................   65
   SECTION 7.07.    Compensation and Indemnity.............................   65
   SECTION 7.08.    Replacement of Trustee.................................   67
   SECTION 7.09.    Successor Trustee by Merger............................   68
   SECTION 7.10.    Eligibility; Disqualification..........................   68
   SECTION 7.11.    Preferential Collection of Claims Against Company......   68
   SECTION 7.12.    Co-trustees and Separate Trustees......................   68

ARTICLE 8 Discharge of Indenture; Defeasance...............................   69
   SECTION 8.01.    Discharge of Liability on Notes; Defeasance............   69
   SECTION 8.02.    Conditions to Defeasance...............................   70
   SECTION 8.03.    Application of Trust Money.............................   71
   SECTION 8.04.    Repayment to Company...................................   71
   SECTION 8.05.    Indemnity for Government Obligations...................   72
   SECTION 8.06.    Reinstatement..........................................   72

ARTICLE 9 Amendments.......................................................   72
   SECTION 9.01.    Without Consent of Holders.............................   72

   SECTION 9.02.    With Consent of Holders................................   73
   SECTION 9.03.    Compliance with Trust Indenture Act....................   74
   SECTION 9.04.    Revocation and Effect of Consents and Waivers..........   74
   SECTION 9.05.    Notation on or Exchange of Notes.......................   75
   SECTION 9.06.    Trustee To Sign Amendments.............................   75

ARTICLE 10 Guaranties......................................................   75
   SECTION 10.01.   Guaranties.............................................   75
   SECTION 10.02.   Limitation on Liability................................   77
   SECTION 10.03.   Successors and Assigns.................................   77
   SECTION 10.04.   No Waiver..............................................   77
   SECTION 10.05.   Modification...........................................   78
   SECTION 10.06.   Release of Guarantor...................................   78

ARTICLE 11 Collateral......................................................   78
   SECTION 11.01.   Collateral Documents; Additional Collateral............   78
   SECTION 11.02.   Recording, Registration and Opinions...................   80
   SECTION 11.03.   Release of Collateral..................................   82
   SECTION 11.04.   Possession and Use of Collateral.......................   82
   SECTION 11.05.   Specified Releases of Collateral.......................   83
   SECTION 11.06.   Disposition of Collateral Without Release..............   84
   SECTION 11.07.   Form and Sufficiency of Release........................   85
   SECTION 11.08.   Purchaser Protected....................................   85
   SECTION 11.09.   Authorization of Actions To Be Taken by the Collateral
                    Agent Under the Collateral Documents...................   85
   SECTION 11.10.   Authorization of Receipt of Funds by the Collateral
                    Agent Under the Collateral Documents...................   86
   SECTION 11.11.   Third Party Consents to Pledge of Collateral...........   86
   SECTION 11.12.   Collateral Agent.......................................   86
   SECTION 11.13.   Authorization of Actions to Be Taken...................   86

ARTICLE 12 Miscellaneous...................................................   89
   SECTION 12.01.   Trust Indenture Act Controls...........................   89
   SECTION 12.02.   Notices................................................   89
   SECTION 12.03.   Communication by Holders with Other Holders............   90
   SECTION 12.04.   Certificate and Opinion as to Conditions Precedent.....   90
   SECTION 12.05.   Statements Required in Certificate or Opinion..........   90
   SECTION 12.06.   When Notes Disregarded.................................   91
   SECTION 12.07.   Rules by Trustee, Paying Agent and Registrar...........   91
   SECTION 12.08.   Legal Holidays.........................................   91
   SECTION 12.09.   Governing Law; Waiver of Jury Trial....................   91
   SECTION 12.10.   No Recourse Against Others.............................   92
   SECTION 12.11.   Successors.............................................   92
   SECTION 12.12.   Multiple Originals.....................................   92
   SECTION 12.13.   Table of Contents; Headings............................   92

Schedule 4.10 - Certain Affiliate Transactions

Schedule 11.01 - Certain Perfection Deadlines

Appendix A - Provisions Relating to the Notes
Appendix B - Form of Notes
Appendix C - Form of Security Agreement

          INDENTURE dated as of November 21, 2005, by and among Loral Skynet Corporation, a Delaware corporation (the "COMPANY"), the Guarantors from time to time parties hereto, and The Bank of New York, as trustee and as collateral agent.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

          SECTION 1.01. Certain Definitions.

          "ADDITIONAL ASSETS" means:

          (1) any property, plant or equipment (including transponder capacity) used in a Related Business and regulatory rights acquired or regulatory rights settled relating to a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

          "ADDITIONAL NOTES" means Notes issued from time to time after the Issue Date pursuant to Section 4.01(b) of this Indenture.

          "ADJUSTED EBITDA" of the Company for any period means EBITDA of the Company for such period less the following:

          (1) all ongoing cash restructuring expenses that are incurred as part of the ongoing emergence process, including any non-recurring fees, charges or other expenses directly related to the Transactions and the Restructuring Transactions that are paid in cash subsequent to the Issue Date;

          (2) income being recognized against items whose cash receipt occurred prior to the Issue Date;

          (3) all other non-cash income of the Company and its consolidated Restricted Subsidiaries except to the extent such non-cash income represents cash income received in a prior period;

          (4) all income tax benefits of the Company and its consolidated Restricted Subsidiaries; and

          (5) dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company).

Adjusted EBITDA shall be annualized and prorated as provided in Section 4.01(b)(ii).

          "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing; provided, however, that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Company, the Parent, any Intermediate Holding Company or any Subsidiary of any of such entities.

          "ASSET DISPOSITION" means any sale, lease, issuance, transfer or other disposition (or series of related sales, leases, issuances, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of, and any Event of Loss with respect to:

          (1) any shares of Capital Stock of a Restricted Subsidiary;

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside the ordinary course of business (it being understood that (i) the lease (including prepaid leases) of transponders or any similar arrangement whereby the Company retains title to the transponder, or (ii) the disposition of any transponder, in each case with a fair market value of less than $25.0 million, shall be deemed to be in the ordinary course of business) of the Company or such Restricted Subsidiary.

          Notwithstanding the foregoing, the following shall be deemed not to be Asset Dispositions:

          (A)  a disposition to the Company or a Subsidiary Guarantor;

          (B) for purposes of Section 4.10 only, (i) a disposition that constitutes a Restricted Payment permitted by Section 4.05 or a Permitted Investment and (ii) a transaction governed by, and consummated in compliance with, Section 5.01;

          (C)  the granting of a Permitted Lien;

          (D) dispositions of obsolete, damaged or worn out equipment no longer used or useful to the business of the Company and its Restricted Subsidiaries;

          (E) a disposition in any single transaction or a group of related transactions of assets, including transponders, with a fair market value of less than $100.0 million;

          (F)  any disposition effected as part of any Restructuring
               Transactions;

          (G) any disposition of assets pursuant to any contract (i) assumed with the approval of the Bankruptcy Court under the Plan or (ii) entered into prior to the Issue Date and approved by the Bankruptcy Court;

          (H) any disposition of title of the Estrela do Sul satellite to the providers of insurance for such satellite;

          (I) a sale and leaseback transaction as described in Section 9.10 of that certain Lease Agreement dated August 18, 1999 by and between LAPS(HK) and APT Satellite Company Limited;

          (J) the exchange of transponder capacity as set forth in the December 10, 2002 and November 16, 2003 letter agreements entered into between the Company and APT Satellite Company Limited;

          (K) any transfer of equity interests in Earth Station Ecuador CIA Ltda.; and

          (L) any disposition effected pursuant to that certain letter agreement dated August 26, 2003, as amended on November 16, 2003 by and between the Company and APT Satellite Company Limited.

          "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

          "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment, by

          (2) the sum of all such payments.

          "BANKRUPTCY INTEREST" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

          "BOARD OF DIRECTORS" with respect to a Person means the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, and unless specified to the contrary or inappropriate in the context, refers to the Board of Directors of the Company.

          "BUSINESS DAY" means each day which is not a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, partnership interests and limited liability company interests but excluding any debt securities convertible into such equity.

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, the Parent or any intermediate holding company between the Company and the Parent, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person (the "SPECIFIED PERSON") shall be deemed to have "beneficial ownership" of all shares that such specified person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (including any successor to the Company pursuant to Article 5 of this Indenture) (for the purposes of this clause
     (1), such specified person shall be deemed to beneficially own any Voting Stock of the Company or any other Person held by any entity (a "PARENT ENTITY") if such specified person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity;

          (2) individuals who on the Issue Date constituted the Parent Board or the Company Board (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Parent or the Company, as the case may be, was approved by (A) a vote of a majority of the directors of the Parent or the Company, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (B) the Permitted Holders) cease for any reason to constitute a majority of such Board of Directors then in office; or

          (3) the adoption of a plan under Bankruptcy Law relating to the liquidation or dissolution of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" means any assets of the Company or any Guarantor defined as "Collateral" in any Collateral Document or otherwise subject to a security interest or lien in favor of the Collateral Agent to secure the payment of obligations under this Indenture, the Collateral Documents or the Notes; provided, however, that in no case shall the Collateral include Excluded Collateral.

          "COLLATERAL AGENT" means The Bank of New York in its capacity as collateral agent under any Collateral Document until a successor replaces it, and thereafter means the successor.

          "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement and all other security agreements, pledge agreements, mortgages, deeds of trust, collateral agreements, control agreements, assignments, instruments, financing statements, filings and other documents that grant, evidence, set forth, provide notice of, govern or limit any security interest or lien in favor of the Collateral Agent in the Collateral, and all amendments thereto from time to time.

          "COMMERCIALLY REASONABLE EFFORTS" means efforts that are reasonable under the circumstances as determined in good faith by the Board of Directors of the Company. Such efforts do not, in any event, include the payment of money or the making of concessions by the Company or any Subsidiary (or any Affiliate or Permitted Holder) in order to obtain such concessions or making efforts to obtain consent or approval if in good faith the Board of Directors determines that such efforts are unlikely to be successful.

          "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "COMPANY BOARD" means the Board of Directors of the Company.

          "CONSOLIDATED CASH INTEREST EXPENSE" for the Company, for any period, means Consolidated Interest Expense for the Company for such period, less the following, without duplication:

          (1) any non-cash interest expense of the Company and its consolidated Restricted Subsidiaries;

          (2) any interest payments on the Notes that are paid in-kind; and

          (3) any amount included pursuant to clause (7) of the definition of the term "Consolidated Interest Expense".

          "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA of the Company for the period of the most recent four consecutive fiscal quarters ending at least 50 days prior to the date of such determination to (y) Consolidated Cash Interest Expense of the Company for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Cash Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned, if any, during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which were the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period, and Consolidated Cash Interest Expense for such period shall be reduced by an amount equal to the Consolidated Cash Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Cash Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted

     Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets having a fair market value in excess of $10.0 million, then EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

          (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.

          If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than twelve months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

          The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility the outstanding principal balance of which is required to be computed on a pro forma basis in accordance with the foregoing shall be computed based on the average daily balance of such Indebtedness during the applicable period, provided, that such average daily balance shall take into account the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period, to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

          If the calculation of the Consolidated Coverage Ratio as of any date of determination would include any period prior to the Issue Date, Consolidated Interest Expense and EBITDA for such four fiscal quarter period shall be determined (i) by annualizing the Consolidated Interest Expense and EBITDA for all completed fiscal quarters starting after the Issue Date and ending prior to such date of determination for which financial statements are available or (ii) if no fiscal quarters have started after the Issue Date and ended prior to such date of determination for which financial statements are available, in the case of Consolidated Interest Expense, by using the Indebtedness and Capital Lease Obligations balances and expense amounts as of such date of determination and for the period from the Issue Date to such date of determination and in the case of EBITDA, by using estimated EBITDA for the period from the

Issue Date to such date of determination as reasonably determined by the Board of Directors of the Company in good faith.

          "CONSOLIDATED INTEREST EXPENSE" of the Company means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount and debt issuance cost;

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net payments pursuant to Interest Rate Agreements;

          (7) dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

          (8) interest incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "CONSOLIDATED NET INCOME" of the Company means, for any period, the net income of the Company and its consolidated Subsidiaries (computed before giving effect to the payment of dividends on Capital Stock); provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

          (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

          (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

          (A) subject to the exclusion contained in clause (3) below, the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause (2));

          (B) the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; and

          (C) the net income of any such Restricted Subsidiary for such period shall not be excluded solely as a result of the restrictions on the payment of dividends and the making of distributions set forth in any Credit Facility Incurred pursuant to Section 4.06(b)(1) or Indebtedness under Section 4.06(b)(11) or (12), or any Credit Linked Hedge related to any such Credit Facility;

          (3) any gain or loss (other than any cash loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (4) extraordinary gains or losses;

          (5) the cumulative effect of a change in accounting principles and its effect as shown on the Company's consolidated statement of income for such period;

          (6) any non-recurring fees, charges or other expenses directly related to the Transactions; and

          (7) any charges recorded as a result of implementing SFAS 123R (expensing of stock options) and any related interpretations or amendments thereto.

          Notwithstanding the foregoing, for the purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.05(a)(3)(D).

          "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at 101 Barclay Street, 8 West, New York, New York 10286,
Attention: Corporate Trust Division - Corporate Finance Unit, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

          "CREDIT FACILITIES" means one or more debt facilities, capital markets transactions or commercial paper facilities or any other agreement or instrument providing for or evidencing the extension of credit with banks, finance companies, funds, insurance companies, vendors or institutional lenders providing revolving credit loans, term loans, notes, bonds, debentures, receivables financing (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "CREDIT LINKED HEDGE" means, with respect to a Credit Facility, all Hedging Obligations that (1) constitute or are directly related to Indebtedness Incurred under such Credit Facility or are entered into with counterparties who are lenders or Affiliates of lenders under such Credit Facility, (2) are secured by all collateral securing such Credit Facility on an equal and ratable basis and guaranteed by all guarantors of such Credit Facility on a pari passu basis, in each case pursuant to common documentation, (3) contains covenants not less favorable to the Noteholders than those set forth in such Credit Facility, and
(4) are permitted under this Indenture.

          "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 367 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

          (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Sections 4.04 and 4.10; and

          (B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

          The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

          "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that is not a Foreign Subsidiary.

          "EBITDA" of the Company for any period means the sum of Consolidated Net Income of the Company, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) Consolidated Interest Expense (but computed without any increase for the amount set forth in clause (7) of the definition of Consolidated Interest Expense);

          (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

          (5) all ongoing cash restructuring expenses that are incurred as part of the ongoing emergence process;

          (6) equity losses recognized in Consolidated Net Income; and

          (7) gains/losses recognized on foreign exchange,

in each case for such period.

          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "ESOP" means any employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees.

          "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any loss, destruction or damage of the property or asset or any actual condemnation, seizure or taking by the power of eminent domain or otherwise of the property or asset, or confiscation of the property or asset or the requisition of the use of the property or asset, in any such case only to the extent such loss, destruction or damage is valued in good faith by the Board of Directors of the Company to be in excess of $100.0 million.

          "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

          "EXCLUDED COLLATERAL" means:

          (1) any contract, agreement, instrument or other asset that by its terms would be violated, breached or terminated by an assignment as Collateral under any Collateral Document (other than to the extent that such terms prohibiting such assignment in any contract, agreement, instrument or other asset would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code or any successor provision or provisions and other than to the extent that the Company has obtained a consent from the relevant counterparty to such assignment);

          (2) any property subject to a Lien permitted by clauses (iii), (iv),
(vi), (ix), (xiii), (xvii), (xviii), (xix), (xx) and (xxi) of the definition of Permitted Liens in this Indenture, to the extent that the contractual arrangements governing such Lien prohibit the granting of a security interest hereunder in such property;

          (3) assets sold to a Person which is not the Company or a Restricted Subsidiary in compliance with this Indenture;

          (4) assets owned by a Restricted Subsidiary after the sale of such Person or the release of the Guarantee of such Person pursuant to Section 10.06 or the release of the Liens pursuant to Section 11.05;

          (5) any domestic deposit account (i) for which the Trustee is the depositary, and (ii) of which all or a substantial portion of the funds on deposit are used for funding (w) payroll, (x) 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (y) health care benefits and (z) escrow arrangements (e.g., environmental indemnity accounts) or (iii) (not already subject to the other clauses of this clause (5)) with an aggregate average ten consecutive Business Day daily balance of all funds in all such other domestic deposit accounts for all Obligors not in excess of $2.0 million;

          (6) any individual parcel of owned real estate with a fair market value, as reasonably determined in good faith by the Company, not in excess of $1,000,000;

          (7) any real estate leasehold interest;

          (8) any outstanding stock of a direct or indirect Foreign Subsidiary of the Company that is not a Guarantor in excess of 65% of the total combined voting stock (as determined for United States federal income tax purposes) of such Foreign Subsidiary;

          (9) any property of any Obligor which requires governmental regulatory approval for such Guarantor to grant the lien on such Collateral so long as the Guarantor is using or has used Commercially Reasonable Efforts to obtain such consent;

          (10) any letter of credit rights for a specified purpose to the extent the beneficiary is required by applicable law to apply the proceeds of such letter of credit rights for a specified purpose;

          (11) any assets securing Indebtedness permitted under Section 4.06(b)(4) to the extent the documents securing such Indebtedness prohibit such assets from securing other Indebtedness;

          (12) cash deposits, not exceeding $5,000,000 at any time, securing Hedging Obligations permitted under this Indenture;

          (13) assets subject to the Amended and Restated Satellite Agreement dated August 26, 2003, as amended, by and between the Company and APT Satellite Company Limited, until such time as the requirements set forth in Section 13 thereof have been satisfied;

          (14) any collateral provided pursuant to that certain Security Agreement dated October 8, 2004 entered into among the Company, APT Satellite Company Limited and Bank of China (Hong Kong) Limited;

          (15) equity interests in Earth Station Ecuador CIA Ltda.;

          (16) other assets designated from time to time by the Company with a fair market value as determined in good faith by the Company in the aggregate for all assets designated not to exceed $5.0 million;

          (17) transponders on Telstar 18 that are subject to the leasehold or ownership interest of APT Satellite Company Limited and the common elements on the satellite associated therewith;

          (18) any contract, agreement, instrument or other asset that by its terms would be violated, breached or terminated by an assignment as Collateral under any Collateral Document if such asset is not material to the business of the Obligors taken as a whole; and

          (19) FCC Licenses to the extent (and only to the extent) that the creation of a security interest in any such FCC License would be prohibited by FCC Laws, but excluding (i) the right to receive any payment of money (including, without limitation, payment intangibles) and (ii) any proceeds, products, accessions, rents, profits, income, benefits, substitutions or replacements of any FCC License (unless and to the extent that such proceeds, products, accessions, rents, profits, income, benefits, substitutions or replacements would constitute an FCC License and FCC Laws applicable thereto prohibit the creation of a security interest in such FCC License).

          "EXCLUDED CONTRIBUTIONS" means the Net Cash Proceeds received by the Company after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to an ESOP) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated within 60 days of the receipt of such Net Cash Proceeds as Excluded Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in clause(a) 3(B) of the first paragraph of Section 4.05.

          "FCC" means the U.S. Federal Communications Commission (or any successor entity).

          "FCC LAWS" means the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder and all other similar laws, rules and regulations administered by the FCC.

          "FCC LICENSES" means all rights that the Company or any Subsidiary may have at any time in any license, authorization, permit, certificate, right, consent, or approval issued by the FCC that directly relate to the business of the Company and its Subsidiaries, including any rights to payment upon any transfer or assignment of any FCC License, or any other transfer or transaction intended to result in a transfer or assignment of an FCC License.

          "FOREIGN REQUIRED MINORITY SHARES" means Capital Stock of a Foreign Subsidiary that is required by the applicable laws and regulations of such foreign jurisdiction to be owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Foreign Subsidiary to transact business in such foreign jurisdiction.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary that is not organized under the laws of the United States, any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP in this Indenture will be computed in conformity with GAAP. Computations shall not be adjusted as a result of any recharacterization of the Notes for accounting purposes.

          "GROUP MEMBER" means the Parent and any Subsidiary of the Parent.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "GUARANTOR" means any Person that Guarantees any of the Notes pursuant to the terms of this Indenture, in each case unless and until such Person is released from its obligations under its Guaranty pursuant to the terms of this Indenture.

          "GUARANTY" means a Guarantee by a Guarantor of the Company's Obligations with respect to the Notes.

          "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

          "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.06, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, and (3) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133), in each case will be deemed not to be Incurrences of Indebtedness.

          "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable, progress payments and milestone payments arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture;

          (6) all obligations of the types referred to in clauses (1) through
     (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the types referred to in clauses (1) through
     (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets at such date of determination and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

          Indebtedness shall not include:

          (a) any obligation of the Company or any Restricted Subsidiary as of the Issue Date under the sale and leaseback transaction as described in Section
9.10 of that certain Lease Agreement dated August 18, 1999 by and between Loral Asia Pacific Satellite (HK) Limited and APT Satellite Company Limited;

          (b) $36,264,800 in payments to be made by the Company to APT under that Amended and Restated Agreement dated as of August 26, 2003, as further amended on November 16, 2003, by and between the Company and APT Satellite Company Limited (as it may be amended pursuant to the Letter Agreement dated August 26, 2003);

          (c) orbital or like payments pursuant to contracts with satellite manufacturers; and

          (d) payment obligations to third parties for rights to an orbital slot.

          "INDENTURE" means this Indenture as amended or supplemented from time to time.

          "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of reputable standing as determined by the Board of Directors of the Company; provided, however, that such firm is not an Affiliate of the Company.

          "INTEREST PAYMENT DATE" means each interest payment date as specified in the form of Note attached hereto as Appendix B.

          "INTEREST RATE AGREEMENT" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to reduce such Person's interest expense or protect such Person against fluctuations in interest rates.

          "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. The term "Investment" shall not include any arrangements with any service provider for the joint sale of services or other teaming arrangement pursuant to which the Company or any Restricted Subsidiary contributes transponder capacity and/or related assets.

For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.05:

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

Any action taken by an Unrestricted Subsidiary shall not be deemed to have been taken directly or indirectly by the Company or any Restricted Subsidiary.

          "ISSUE DATE" means November 21, 2005.

          "LAPS(HK)" means Loral Asia Pacific Satellite (HK) Limited, a corporation with limited liability organized under the laws of Hong Kong, and its successors.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "MHR" means MHR Fund Management LLC and any successor thereto.

          "MOODY'S" means Moody's Investors Service, Inc.

          "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "NOTES" means the notes issued under this Indenture.

          "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable.

          "OBLIGOR" means each of the Company and each Guarantor.

          "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PARENT" means Loral Space & Communications Inc., a Delaware corporation, and its successors.

          "PARENT BOARD" means the Board of Directors of the Parent.

          "PAYMENT DEFAULT" means a Default arising pursuant to Section 6.01(1) or 6.01(2).

          "PERMITTED HOLDERS" means MHR and any Related Party of MHR.

          "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Subsidiary Guarantor or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor; provided, however, that the primary business of such Subsidiary Guarantor is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided, however, that such Person's primary business is a Related Business;

          (3) cash and Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary reasonably deems necessary under the circumstances and may include prudent vendor financing terms as determined in good faith by the Company;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary not exceeding in the aggregate at any time $1.0 million;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.10;

          (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection, and lease, workers' compensation, performance and similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

          (11) any Person to the extent such Investments consist of Hedging Obligations otherwise not prohibited under Section 4.06;

          (12) any Person, not otherwise permitted to be made pursuant to the preceding clauses of this definition, in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (12) at any one time outstanding, does not exceed $50.0 million; and

          (13) the exchange of transponder capacity as contemplated in agreements with APT Satellite Company Limited in effect as of the Issue Date.

          "PERMITTED LIENS" means (i) Liens for taxes, assessments, governmental charges or claims with respect to amounts not yet delinquent or amounts being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) contractual, statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens on cash or cash equivalents incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens on cash or cash equivalents incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
(v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities affecting real property that do not, individually or in the aggregate, materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.06 of this Indenture, to finance (or refinance) the cost (including the cost of improvement, transportation, development and design, installation, integration or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 6 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost (plus, in the case of any refinancing Indebtedness referred to above, premiums, accrued interest, fees and expenses), and (c) any Lien permitted by this clause shall not extend to or cover any property or assets other than such item of property or assets, any improvements on such item, and proceeds thereof; (vii) leases or subleases of real property granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (viii) any interest or title of a lessor in the property subject to any capitalized lease or operating lease; (ix) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or such property becomes a part of, any Restricted Subsidiary; provided that such Liens (a) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and (b) were not incurred in contemplation of the acquisition thereof;
(x) Liens in favor of the Company or any Restricted Subsidiary; (xi) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to a Default or an Event of Default provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods with respect to amounts not yet delinquent or amounts being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (xiii) Liens upon a satellite and components thereof during the period in which such satellite is being constructed, provided that (a) such Liens (1) are for the benefit of only the manufacturer of such satellite or components and (2) secure only the obligation of the Company or any Restricted Subsidiary to pay the purchase price for such satellite or components and (b) such Liens are actually released upon, or prior to, the completion of construction of such satellite and prior to the launch or commencement of full operations of such satellite; (xiv) Liens securing the Notes; (xv) Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided, that such Liens are solely for the benefit of the trustees, agents, or representatives, in their capacities as such and not for the benefit of the holders of such Indebtedness; (xvi) set-off, chargeback and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Company or its Restricted Subsidiaries on deposit with or in the possession of such institutions; (xvii) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.05 hereof; (xviii) Liens securing Indebtedness Incurred pursuant to and in compliance with Section 4.06(b)(1) hereof; (xix) Liens on transponders leased by the Company or a Restricted Subsidiary to customers to secure obligations to such customers under such leases; (xx) Liens, in addition to those provided for in the foregoing clauses (i) through (xix) securing obligations valued in good faith by the Board of Directors of the Company to be in an aggregate amount not to exceed $40.0 million; and (xxi) Liens on existence on the Issue Date.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PLAN" means the Debtors' Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Loral Space & Communications Ltd., et al., as confirmed by the United States Bankruptcy Court, Southern District of New York, including all exhibits and other attachments thereto.

          "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "RECORD DATE" means each record date as specified in the form of Note attached hereto as Appendix B.

          "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew or refund, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

          "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; and

          (2) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "RELATED BUSINESS" means any business in which the Company and its Restricted Subsidiaries were engaged on the Issue Date and any business related, ancillary or complementary to any business in which the Company and its Restricted Subsidiaries were engaged on the Issue Date, after giving effect to the Restructuring Transactions.

          "RELATED PARTY" means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity, (4) any investment fund or other entity controlled by, or under common control with, MHR or the principals that control MHR, or (5) upon the liquidation of any entity of the type described in the immediately preceding clause (4), the former partners or beneficial owners thereof to the extent of the Voting Stock formerly held by such entity.

          "RESTRICTED PAYMENT" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and
     (C) dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to the holders of any class of its Capital Stock on a pro rata basis);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or the Parent held by any Person (other than the Company or a Restricted Subsidiary) or of any Capital Stock (other than Disqualified Stock) of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than Disqualified Stock) into any other securities of any Person (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than (A) payments made solely to the Company or a Subsidiary Guarantor and (B) the refinancing of Subordinated Obligations through the Incurrence of Refinancing Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Incurrence); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

For clarity, payments under tax sharing agreements, shared services agreements and management agreements are not Restricted Payments.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "RESTRUCTURING TRANSACTIONS" has the meaning given to it in the Plan and shall, in any event, include the transactions set forth on Schedule 6(f) to the Security Agreement.

          "S&P" means Standard & Poor's Ratings Group.

          "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

          "SECURITY AGREEMENT" means the Security Agreement made by the Company and the Subsidiary Guarantors in favor of the Collateral Agent, substantially in the form of Appendix C attached hereto, as such may be amended, supplemented or otherwise modified from time to time.

          "SERIES A PREFERRED STOCK" means the 12% Series A Non-Convertible Preferred Stock of the Company

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "SUBORDINATED OBLIGATION" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinated in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

          "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

Unless otherwise specified or inappropriate in the context, "Subsidiary" means a Subsidiary of the Company.

          "SUBSIDIARY GUARANTOR" means any Guarantor that is a Subsidiary of the Company.

          "SUPPLEMENTAL GUARANTY AGREEMENT" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

          "TEMPORARY CASH INVESTMENTS" means any of the following:

          (1) U.S. dollars, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America, any member nation of the European Union or any agency thereof having maturities of not more than one year from the date of acquisition;

          (3) investments in demand accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (4) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (5) investments in commercial paper, maturing not more than 360 days after the date of acquisition, issued by an entity (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S & P;

          (6) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; and

          (7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

          "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the Issue Date.

          "TRANSACTIONS" means the issuance of the Notes on the Issue Date, the Rights Offering (as defined in the Plan), and the other transactions contemplated by the Plan.

          "TRUST OFFICER" - means, when used with respect to the Trustee, any officer within the Corporate Trust Division - Corporate Finance Unit of the Trustee (or any successor unit of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and for the purposes of Sections 7.01(c)(2) and 7.05 also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "TRUSTEE" means The Bank of New York in its capacity as trustee until a successor replaces it, and thereafter means the successor. Where appropriate in the context, for purposes of Articles 6 and 7 of this Indenture, the term "Trustee" shall include the Collateral Agent.

          "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

          "UNPERFECTED COLLATERAL" means,

          (1) any vehicle covered by a certificate of title having a fair market value of less than $250,000; and

          (2) any assets of any Obligor located outside the United States; provided, however, that this clause (2) shall not include: (a) any contract between LAPS (HK) and APT, (b) satellites and transponders, and (c) any Capital Stock of any Person that owns any satellites or transponders.

          "UNRESTRICTED SUBSIDIARY" means (a) XTAR, LLC, a Delaware limited liability company and its successors (other than the Company or a Restricted Subsidiary), (b) XTAR Services LLC, a Delaware limited liability company and its successors (other than the Company or a Restricted Subsidiary) and (c):

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary;

in each case unless and until such Subsidiary is designated a Restricted Subsidiary for purposes of this Indenture.

          The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) that is not a Significant Subsidiary to be an Unrestricted Subsidiary.

          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.06(a) and (B) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "VOTING STOCK" of a Person means all classes of Capital Stock or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or one or more Wholly Owned Subsidiaries.

          SECTION 1.02. Other Definitions.

                                                                    Defined in
                              Term                                    Section
                              ----                                --------------
"Affiliate Transaction"........................................   4.10(a)
"After-Acquired Property"......................................   11.01(b)
"Asset Disposition Offer"......................................   4.09(a)(3)
"Bankruptcy Law" ..............................................   6.01

                                                                    Defined in
                              Term                                    Section
                              ----                                --------------
"Cash/PIK Interest"............................................   4.01(b)(iii)
"Change of Control Offer" .....................................   4.04(b)
"Consideration"................................................   11.05(b)(i)
"covenant defeasance option" ..................................   8.01(b)
"Custodian" ...................................................   6.01
"Default Rate".................................................   4.01(c)
"Determination Notice".........................................   4.01(b)(iii)
"Event of Default" ............................................   6.01
"Expiration Date"..............................................   4.01(b)(iv)
"Guaranteed Obligations" ......................................   10.01
"Interest Determination".......................................   4.01(b)(iii)
"legal defeasance option" .....................................   8.01(b)
"Legal Holiday" ...............................................   12.08
"Mandatory PIK Date"...........................................   4.01(b)(ii)
"Paying Agent" ................................................   2.03
"PIK Notes"....................................................   4.01(b)(ii)
"Redemption Date" .............................................   5 of the Notes
"Relevant Interest Payment Date"...............................   4.01(b)(iii)
"Registrar" ...................................................   2.03
"Released Collateral"..........................................   11.05(b)
"Requisite Objection Notice"...................................   4.01(b)(iv)
"Successor Company" ...........................................   5.01(a)
"Valuation Date"...............................................   11.05(b)(i)

          In addition, terms defined in Appendix A shall have the meanings set forth therein.

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Notes and the Guaranties;

          "indenture security holder" means a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate in right of payment to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference plus accrued and unpaid dividends of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (9) all references to the date the Notes were originally issued shall refer to the Issue Date;

          (10) in the event of a conflict between the definitions set forth in
     Section 1.01 and the definitions set forth in the first paragraph of this Indenture, the definitions set forth in Section 1.01 shall govern;

          (11) for purposes of determining compliance with any U.S. dollar-denominated restriction contained in this Indenture, the U.S. dollar-equivalent amount denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, or made, in the case of Investments or other amounts; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; and

          (12) notwithstanding any other provision under this Indenture, the maximum amount of Indebtedness, Investments and other amounts that the Company and its Restricted Subsidiaries may incur pursuant to this Indenture shall not be deemed to be exceeded, with regard to any outstanding Indebtedness, Investments or other amounts, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                                    ARTICLE 2

                                    The Notes

          SECTION 2.01. Form and Dating.

Provisions relating to the Notes are set forth in Appendix A and Appendix B attached hereto which are hereby incorporated in and expressly made part of this Indenture. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Appendix B. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any (provided, that any such notation, legend or endorsement is in a form reasonably acceptable to the Company and the Trustee). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix B are part of the terms of this Indenture.

          SECTION 2.02. Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal, if any, may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate Notes in the amounts and at the times specified in Section 2.2 of Appendix A attached hereto.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any appointed co-registrar and the term "PAYING AGENT" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

          SECTION 2.04. Paying Agent To Hold Money in Trust.

Not less than one Business Day prior to each due date of the principal, premium and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders and the Trustee all money held by the Paying Agent for the payment of principal of, premium or interest on the Notes and shall promptly notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment in full to or a receipt by the Trustee of all the principal, premium and interest due under this Indenture, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

          SECTION 2.05. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing, at least five Business Days before each payment date, including each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06. Transfer and Exchange.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer, and only to the extent permitted by, and consummated in compliance with, Section 2.3 of Appendix A. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with the transfer or exchange of the Notes (other than any such transfer taxes or other similar governmental charges payable upon exchange pursuant to Section 2.07, 2.09, 3.06 or 9.05).

          SECTION 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue, and the Trustee shall authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

          Every replacement Note shall be an additional Obligation of the Company.

          SECTION 2.08. Outstanding Notes.

          (a) Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 12.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          (b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          (c) If the Paying Agent (other than the Company or an Affiliate thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture or otherwise, then on and after that date interest on such Notes (or portions thereof) ceases to accrue.

          SECTION 2.09. Temporary Notes.

The Company may prepare, and the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company reasonably considers appropriate for temporary Notes. If the Company so reasonably elects, the Company shall prepare and the Trustee shall authenticate permanent Definitive Notes and deliver them in exchange for such temporary Notes.

          SECTION 2.10. Cancellation.

The Company immediately upon the redemption of any Notes shall deliver such Notes and at any other time may deliver Notes, to the Trustee for cancellation, which Notes the Trustee shall cancel promptly upon such delivery. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act and the Trustee's policies) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner and in compliance with the provisions of Section 4.01(b) as to whether such interest shall be paid in cash, in-kind through the issuance of Additional Notes or some combination thereof. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers.

The Company in issuing the Notes may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee may use "CUSIP" numbers and corresponding "ISINs" in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.13. Trustee's Disclaimer.

None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of a Depository or for any transactions between a Depository and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and the Depository or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depository, or any of its members, as a Holder, with respect to such Notes or impair, as between such Depository and owners of beneficial interests in such Notes, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such Notes.

                                    ARTICLE 3

                                   Redemption

          SECTION 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed (such principal amount, the "PROPOSED REDEMPTION AMOUNT" and, any such notice, the "COMPANY REDEMPTION NOTICE").

          The Company shall give each Company Redemption Notice to the Trustee at least 90 days before the applicable Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. Selection of Notes To Be Redeemed.

     (a) Within ten (10) days after receipt by the Trustee of the Company Redemption Notice, the Trustee, in the Company's name and at the Company's expense, shall notify each then record holder of Notes (each, a "RECORD HOLDER") of the Company's proposal to redeem up to the Proposed Redemption Amount and shall instruct, in reasonable detail, each such Record Holder to cause the Trustee to be notified within the twenty (20) days after such Record Holder's receipt of the Trustee Notification (such 20-day period, the "ACCEPTANCE PERIOD"), in accordance with the applicable procedures of the Depository (which may necessitate the establishment by the Company of a Record Date), as to (A) whether each beneficial owner of Notes in respect of whom such Record Holder holds Notes in street name or otherwise (each, a "Beneficial Holder" and, collectively, the "Beneficial Holders") objects to such redemption, and (B) if such Beneficial Holder does not so object, the maximum aggregate principal amount of Notes held of record by such Beneficial Holder that such Beneficial Holder would voluntarily have redeemed by the Company in connection with such Company Redemption Notice (the "VOLUNTARY

REDEMPTION AMOUNT"(such notice from the Trustee to the Record Holders, the "TRUSTEE NOTIFICATION").

     (b) If the Proposed Redemption Amount is less than the aggregate principal amount of Notes then outstanding, the Trustee shall select the Notes to be redeemed from outstanding Notes not previously called for redemption as follows:

          (i) if the sum of all Voluntary Redemption Amounts (such sum, the "TOTAL VOLUNTARY REDEMPTION AMOUNT") in respect of the applicable redemption exceeds the Proposed Redemption Amount, then, in respect of each Beneficial Holder, such amount of such Beneficial Holder's then outstanding Notes as is equal to the product of (x) the Proposed Redemption Amount multiplied by (y) a fraction, the numerator of which is such Beneficial Holder's Voluntary Redemption Amount and the denominator of which is the Total Voluntary Redemption Amount; and

          (ii) if the Total Voluntary Redemption Amount is less than the Proposed Redemption Amount, then, in respect of each Beneficial Holder, (A) first, such Beneficial Holder's Voluntary Redemption Amount, if any, and
     (B) then, such amount of such Beneficial Holder's then remaining outstanding Notes (the "REMAINING NOTES AMOUNT"), if any, as is equal to the product of (x) the Proposed Redemption Amount less the Total Voluntary Redemption Amount multiplied by (y) a fraction, the numerator of which is such Beneficial Holder's Remaining Notes Amount, if any, and the denominator or which is the sum of all Remaining Notes Amounts in respect of all Beneficial Holders). Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

     (c) For purposes of Section 3.02(a), the Trustee Notification shall be deemed to have been received on the fifth Business Day after deposit in the mails, pursuant to the requirements of Section 12.02, and each Beneficial Holder not responding within the Acceptance Period or whose response shall not clearly provide the information required in such response shall be conclusively deemed to have objected to the applicable redemption.

     (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the redemption of Notes pursuant to this
Article 3. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Article 3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article 3 by virtue of its compliance with such securities laws or regulations.

          SECTION 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, and after expiration of the Acceptance Period and then only if the Requisite Objection to Redemption Notice has not been delivered, the Trustee, in the Company's name and at the Company's expense, shall mail a further notice of redemption by first-class mail to each Record Holder to be redeemed at such Holder's registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed in compliance with Section 3.02 in respect of each Beneficial Holder identified to the Trustee by such Record Holder;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after payment in full of the redemption price;

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number or corresponding ISIN, if any, listed in such notice or printed on the Notes; and

          (8) if applicable, that the Holders have the right to object to and prevent such redemption, and in such event, such redemption notice shall further comply with the applicable requirements of Section 5 of the Notes.

          SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price.

One Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate thereof) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    Covenants

          SECTION 4.01. Payment of Notes.

          (a) General. The Company shall promptly pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Subject to Section 2.08(c), principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available U.S. funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. All payments shall be made in New York, New York unless the Trustee otherwise specifies. Notwithstanding any provision of this Indenture or the Notes to the contrary, the Company shall be entitled to withhold from any payment required in respect of the Notes any amount determined by the Company to be required by law to be withheld.

          (b) Payment of Interest.

               (i) The Company shall pay interest on the Notes at the rate of 14.0% per annum payable semi-annually in arrears in cash, subject only to certain conditions specified below. In certain circumstances more particularly described in this Section 4.01(b), a portion of the interest (including, without limitation, any defaulted interest plus interest on such defaulted interest) from time to time due and payable on the Notes may be paid in-kind through the issuance of Additional Notes in lieu of cash.

               (ii) Notwithstanding the provisions of Section 4.01(b)(i), interest on the Notes shall not be payable in cash, but rather shall be payable in-kind through the issuance of Additional Notes in lieu of cash (the "PIK NOTES") if and to the full extent that the amount of such interest (including, without limitation, any defaulted interest plus interest on such defaulted interest) to be paid on any Interest Payment Date (the "MANDATORY PIK DATE"), would exceed the amount that equals the product of (A) 50% of the Company's 12-month Adjusted EBITDA for the period ending as of the end of the most recently completed fiscal quarter which ended at least 50 days prior to the date of Interest Determination (as defined below) immediately preceding such Mandatory PIK Date, which Adjusted EBITDA shall be annualized if necessary consistently with the annualization provisions set forth in the definition of Consolidated Coverage Ratio (as certified by the Company's Chief Financial Officer), multiplied by (B) a fraction the numerator of which is the number of days from and including the last Mandatory PIK Date (or in the case of the first Interest Payment Date, from and including the Issue Date) to but not including the current Mandatory PIK Date, and the denominator of which is 365 or 366 days, as applicable.

               (iii) Notwithstanding the provisions of Section 4.01(b)(i), not later than thirty (30) days prior to any Interest Payment Date, the Board of Directors shall make the following determination: whether any portion or all of the interest to be paid on such Interest Payment Date (the "RELEVANT INTEREST PAYMENT DATE") if otherwise payable in cash in accordance with
     Section 4.01(b)(i) as modified by Section 4.01(b)(ii) (the entire amount of such interest so payable in cash but for the provisions of this clause
     (iii), the "CASH/PIK INTEREST") should be paid in cash or, instead, in PIK Notes (such determination, the "INTEREST DETERMINATION"). If the Board of Directors makes the Interest Determination that the entire amount of the Cash/PIK Interest be paid in cash, then the Cash/PIK Interest shall be payable only in cash. If the Board makes the Interest Determination that any portion or the entire amount of the Cash/PIK Interest be paid in PIK Notes, a notice of such Interest Determination (a "DETERMINATION NOTICE"), shall be sent to the Holders not more than thirty (30) nor fewer than fifteen (15) days prior to the Relevant Interest Payment Date. The Determination Notice shall describe in reasonable detail, among other things: (A) the Interest Determination, (B) the methods by which the Holders may respond to such Determination Notice in accordance with Section 4.01(b)(iv) (including a contact at the Company and the address and facsimile number of such contact), (C) the Interest Payment Date to which such Determination Notice relates, and (D) the Expiration Date (as defined below). The Determination Notice shall be deemed delivered on the fifth Business Day after deposit in the mails pursuant to the requirements of
     Section 12.02.

               (iv) If within ten (10) Business Days following the date that a Determination Notice is deemed delivered to the Holders in accordance with
     Section 4.01(b)(iii), written notice is received by the Company from the Holders of at least two-thirds (2/3) in principal amount of the then outstanding Notes directing that the Cash//PIK Interest being paid be paid in cash and not in PIK Notes (such notices from the Holders of such two-thirds or greater amount, collectively, the "REQUISITE OBJECTION NOTICE"), then the entire amount of the Cash/PIK Interest shall be paid in cash. If the Requisite Objection Notice is not received by the Company by the expiration of such ten (10) Business Day-period (the "EXPIRATION DATE"), then the Cash/PIK Interest or the relevant portion thereof shall be paid in PIK Notes to the extent set forth in the Determination Notice and the balance, if any, of such Cash/PIK Interest shall be paid in cash.

               (v) If the Company is required to pay interest in-kind through the issuance of Additional Notes in lieu of cash pursuant to paragraphs
     (ii) and (iv) above, then the Company shall promptly deliver to the Trustee an Officers' Certificate notifying the Trustee of the aggregate amount of such Additional Notes to be issued, and specifying the amount of Additional Notes to be issued through the issuance of Additional Definitive Notes and the amounts to be issued through increases in the Global Notes. On or after the date of such Officers' Certificate but not less than 2 Business Days prior to the

     Relevant Interest Payment Date, the Company shall deliver to the Trustee any Additional Definitive Notes to be issued, which Additional Definitive Notes shall have been duly executed by the Company in the manner provided in Section 2.02. On the Relevant Interest Payment Date the Trustee shall record increases in the Global Notes and authenticate Additional Definitive Notes, as appropriate, in the aggregate principal amounts required to pay such portion of the interest.

               (vi) Each Additional Note is an additional obligation of the Company and the Guarantors and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture (including the Guaranty provisions), shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as all other Notes (except, as the case may be, with respect to the issuance date and aggregate principal amount), and shall have the benefit of all Liens securing Notes.

          (c) Default Rate Interest. Notwithstanding any other provision of this Indenture or the Notes, the Company shall pay interest (including Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand in compliance with the provisions of Section 4.01(b) as to whether such interest shall be paid in cash, in-kind through the issuance of Additional Notes or some combination thereof at a rate that is 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful (the "DEFAULT RATE"). In addition, the Company shall pay interest (including Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand in compliance with the provisions of Section 4.01(b) as to whether such interest shall be paid in cash, in-kind through the issuance of Additional Notes or some combination thereof at the Default Rate to the extent lawful.

          SECTION 4.02. [Intentionally Left Blank].

          SECTION 4.03. Compliance Certificate.

The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

          SECTION 4.04. Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in accordance with the schedule set forth in Section 7 of the Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms of Section 4.04(b). In the event that at the time of such Change of Control, the terms of any Credit Facility prohibit the Company from making a Change of Control Offer or from purchasing the Notes pursuant to this Section 4.04, the Company shall, prior to the mailing of the notice to Holders provided for in Section 4.04(b) below but, in any event within 30 days following any Change of Control: (1) repay in full all Indebtedness outstanding under the relevant Credit Facility; or (2) obtain the requisite consent under the relevant Credit Facility to permit the purchase of the Notes as provided for in Section 4.04(b).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "CHANGE OF CONTROL OFFER") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in accordance with the schedule set forth in Section 7 of the Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (3) the purchase date (which shall not be earlier than 30 days nor later than 60 days from the date such notice is mailed);

          (4) the instructions, reasonably determined by the Company, consistent with this Section 4.04, that a Holder must follow in order to have its Notes purchased; and

          (5) if applicable, that the Company has the option to redeem any Notes not purchased in the Change of Control Offer, and setting forth the applicable redemption price or the formula used to determine the applicable redemption price.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

          (d) On the purchase date, all Notes purchased by the Company under this Section 4.04 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section 4.04, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.04. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.04, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.04 by virtue of its compliance with such securities laws or regulations.

          (g) If, as of the date of any supplemental indenture, pursuant to which the parties seek to waive or modify the provisions of Section 4.04 or any relevant definition, no Change of Control has occurred and the Company is not aware of any pending, proposed or threatened Change of Control, the provisions of this Indenture and the Notes relative to the Company's obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

          SECTION 4.05. Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not Incur an additional $1.00 of Indebtedness under Section 4.06(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date made pursuant to this Section 4.05(a)(3) and all Restricted Payments since the Issue Date made pursuant to Section 4.05 (b)(3) and (b)(7) would exceed the sum of (without duplication):

               (A) 50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ended at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

               (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock and other than Excluded Contributions) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or to an ESOP) and 100% of any cash capital contribution received by the Company from its stockholders subsequent to the Issue Date; plus

               (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

               (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding amounts that contribute to Consolidated Net Income), in each case received by the Company or any Guarantor and
          (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary;

but in no event shall the sum under this subparagraph (a)(3) of Section 4.05 increase as the result of any action or occurrence under Section 4.05(b).

          (b) The provisions of Section 4.05(a) shall not prohibit (but in the case of subparagraphs (b)(3), (b)(4), (b)(5), (b)(6) ,(b)(7) and (b)(8) of this
Section 4.05, only if no Event of Default or Payment Default has occurred and is continuing or would result therefrom):

          (1) any Restricted Payment made out of (A) the Net Cash Proceeds of the substantially concurrent issuance or sale of, or made by conversion into or exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an ESOP) and (B) any Excluded Contributions;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.06;

          (3) payment of any dividends within 60 days after the date of declaration thereof if at such date of declaration such dividend complied with this Section 4.05;

          (4) dividends payable on the Series A Preferred Stock or any Preferred Stock issued to redeem, purchase, retire or otherwise acquire any Preferred Stock;

          (5) dividends by the Company on and repurchases by the Company of Disqualified Stock;

          (6) purchase by the Company or a Restricted Subsidiary of Equity Interests in a Restricted Subsidiary from another Person;

          (7) Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause
     (7) and any amounts applied under Sections 4.09(a)(1) and 4.09(a)(2), at any one time outstanding do not exceed $200.0 million;

          (8) any purchase, repurchase, redemption or other acquisition by the Company of the Series A Preferred Stock;

          (9) dividends or distributions to, or Investments in, the Parent or any of its Subsidiaries pursuant to any tax sharing agreement contemplated by Section 4.10(b)(10); and

          (10) any Restricted Payment made upon consummation of the Restructuring Transactions.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by an executive officer of the Company (if such fair market value is less than $1.0 million), or by the Board of Directors (in all other cases), in each case pursuant to an Officers' Certificate delivered to the Trustee.

          SECTION 4.06. Limitation on Indebtedness.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 1.25 to 1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

          (1) Indebtedness of the Company and any Restricted Subsidiary Incurred pursuant to Credit Facilities of any Group Member; provided, however, that after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness of the Company and the Restricted Subsidiaries Incurred under this clause (1) and then outstanding does not exceed $200.0 million;

          (2) Indebtedness of the Company owing to and held by a Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or such Subsidiary Guarantor's Guaranty;

          (3) the Notes (including Additional Notes issued pursuant to Section 4.01(b)) and any Guaranties;

          (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of or in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Consolidated Coverage Ratio of the Company is equal to or greater than the Consolidated Coverage Ratio of the Company prior to the consummation of the transaction or series of related transactions;

          (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.06(a) or pursuant to clause (3), (4) or (13) of this
     Section 4.06(b) or this clause (5); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (4), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

          (6) Hedging Obligations consisting of (A) Interest Rate Agreements entered into for nonspeculative purposes, and (B) Currency Agreements entered into for nonspeculative purposes;

          (7) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

          (9) Indebtedness consisting of any Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date to the extent such Indebtedness was permitted by this

     Indenture to be Incurred at the time of its Incurrence (other than Indebtedness Incurred pursuant to Section 4.06(b)(5) (to the extent of the limitation therein));

          (10) Indebtedness consisting of indemnification, adjustment of purchase price, earn-out or similar obligations (other than Guarantees of Indebtedness), in each case incurred in connection with the acquisition or disposition of assets otherwise permitted by this Indenture;

          (11) (a)(i) Indebtedness Incurred to finance the purchase, construction, launch, insurance for and other costs with respect to two additional satellites at any given time after the Issue Date and (ii) other Indebtedness Incurred to finance the purchase, construction, launch, insurance for and other costs with respect to additional satellites after the Issue Date, in an aggregate principal amount which, when taken together with all other Indebtedness under this clause (11)(a) at any one time outstanding does not exceed the greatest amount at any one time previously outstanding under clause (11)(a)(i), and (b) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation, improvement, transportation or integration) of equipment (other than satellites but including transponder capacity) or inventory (other than satellites but including transponder capacity) acquired by the Company or a Restricted Subsidiary after the Issue Date;

          (12) Indebtedness of the Company and any Restricted Subsidiary (other than Indebtedness described in clauses (1)-(11) and clause (13)) in an aggregate principal amount which, when taken together with all other Indebtedness outstanding under this clause (12) at any one time does not exceed $125.0 million; and

          (13) Indebtedness constituting Disqualified Stock issued in connection with the refinancing of the Series A Preferred Stock.

          (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to
Section 4.06(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such new Indebtedness shall be subordinated to the Notes or the applicable Guaranty to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.06(a) or 4.06(b), (1) the Company, in its sole discretion, is entitled to classify such item of Indebtedness at the time of Incurrence, in any manner in compliance with this
Section 4.06, (2) the Company will only be required to include the amount and type of such Indebtedness in one of the above categories and (3) the Company will be entitled to divide and classify and reclassify from time to time an item of Indebtedness in more than one of the categories of Indebtedness described above.

          (e) Notwithstanding Section 4.06(a) or 4.06(b), the Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, unless such

Indebtedness is Incurred in compliance with the other provisions of this Indenture, including Sections 4.07, and 4.11.

          SECTION 4.07. Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien to secure Indebtedness on or with respect to any of its assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens. Notwithstanding anything else herein or elsewhere to the contrary, any Permitted Lien under clauses (vi), (xviii) and (xxi) of the definition thereof securing Indebtedness Incurred ("PERMITTED SENIOR FINANCINGS") pursuant to and in compliance with Sections 4.06(b)(1), 4.06(b)(11) and 4.06(b)(12) and any Permitted Lien under clause (xv) of the definition thereof may be superior in priority to any Lien securing the Notes pursuant to this Agreement or any of the Collateral Documents. The Collateral Agent shall upon the request and at the expense of the Company execute and deliver any Lien subordination and related intercreditor agreement requested by the Persons providing the Permitted Senior Financings, which agreement may contain provisions, among others, relating to subordination of the Lien for the benefit of the Holders (including the Lien for the benefit of the Trustee and the Collateral Agent but shall preserve the priority of such Lien to secure up to $1,500,000 of claims) under the Collateral Documents on the collateral subject to such Permitted Secured Financings, sale of such collateral, waivers of rights relating to certain actions relating to the collateral in bankruptcy and similar proceedings and other related matters requested by the Persons providing the Permitted Senior Financing, and which agreement shall include all customary rights, benefits, privileges and immunities in favor of the Trustee and the Collateral Agent.

          SECTION 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) make any loans or advances to the Company or a Restricted Subsidiary or (c) transfer any of its property or assets to the Company or a Restricted Subsidiary, except:

          (1)  with respect to clauses (a), (b) and (c),

          (A) any encumbrance or restriction contained in the terms of any Credit Facility entered into pursuant to Section 4.06(b)(1), 4.06(b)(11) or 4.06(b)(12) if (i) the Company determines at the time any such Indebtedness is Incurred (or in the case of revolving Indebtedness, at the time such commitment is established) and at the time of any modification of the terms of any documentation governing such Indebtedness that any such encumbrance or restriction will not materially affect the Company's ability to make principal and interest payments on the Notes and (ii) the encumbrance or restriction is not materially more disadvantageous to the

               Holders than is customary in comparable Indebtedness for companies similarly situated (as determined by the Board of Directors in good faith);

          (B) any encumbrance or restriction contained in any indenture if such indenture is substantially identical to this Indenture;

          (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of or in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (D) any encumbrance or restriction pursuant to an agreement effecting an amendment, modification, restatement, renewal, replacement or Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.08(1)(B) or (C) or this clause (D) or contained in any amendment to an agreement referred to in Section 4.08(1)(B) or (C) or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, taken as a whole, either satisfy the requirements of clause (A) above or are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (E) any encumbrance or restriction arising under any applicable law, rule, regulation or order; and

          (F) any encumbrance or restriction if (i) such encumbrance or restriction is set forth in the documentation governing a Credit Linked Hedge, (ii) such encumbrance or restriction is not less favorable to the Noteholders than the corresponding encumbrance or restriction set forth in the Credit Facility related to such Credit Linked Hedge, and (iii) the corresponding encumbrance or restriction set forth in such Credit Facility is permitted under this covenant;

          (G)  any encumbrance or restriction in effect on the Issue Date; and

          (H) any encumbrance or restriction entered into in good faith contained in any shareholders or similar agreement relating to any Subsidiary that is not a Wholly-Owned Subsidiary; and

          (2)  with respect to clause (c) only,

          (A) any encumbrance or restriction consisting of a customary nonassignment provision in a lease, license or similar ordinary course of business agreement;

          (B) any restriction contained in a security agreement or mortgage securing Indebtedness of a Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such security agreement or mortgage; and

          (C) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

          SECTION 4.09. Limitation on Sales of Assets and Subsidiary Stock.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1) except in the case of an Event of Loss, the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition; provided, however, that the Company may count as consideration received for such Asset Disposition any amount available under Section 4.05(a)(3) and 4.05(b)(7);

          (2) except in the case of an Event of Loss, at least 50% of the consideration thereof received (exclusive of earnouts or orbital payments) by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents or Additional Assets; provided, however, that the Company may count as cash received for such Asset Disposition any amount available under Section 4.05(a)(3) and 4.05(b)(7) ; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

               (A) to the extent the Company is required to do so by the terms of any such Indebtedness, to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value Indebtedness of the Company or any Wholly Owned Subsidiary that was secured by a Lien on the asset that was the subject of such Asset Disposition (in each case other than (i) Indebtedness constituting Subordinated Obligations and (ii) Indebtedness owed to the Company or an Affiliate of the Company) from time to time within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (such later date being herein called, the "MEASUREMENT DATE");

               (B) to the extent the Company elects, to enter into contractual agreements to acquire Additional Assets from time to time within 540 days from the Measurement Date and consummates such acquisitions within two years after the execution of such contracts; and

               (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in this Indenture (an "ASSET DISPOSITION OFFER").

          Notwithstanding the foregoing provisions of this Section 4.09, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.09 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.09 exceeds $150.0 million. Pending application of Net Available Cash pursuant to this Section 4.09, such Net Available Cash may be invested in Temporary Cash Investments, applied to temporarily reduce revolving credit indebtedness or used in any manner otherwise permitted by this Indenture.

          For the purposes of clause (a)(2) of this Section 4.09, the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of the Company or any Wholly Owned Subsidiary (in each case other than (i) Indebtedness constituting Subordinated Obligations and (ii) Indebtedness owed to the Company or an Affiliate of the Company) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.09(a)(3)(C), the Company shall make such Asset Disposition Offer to purchase Notes on or before the fifth Business Day following the 540th day after the Measurement Date, and shall purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of the principal amount thereof on the date of purchase without premium, plus accrued but unpaid interest in accordance with the procedures set forth in this Indenture and customary practice. If the aggregate purchase price of the Notes tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the Notes to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes pursuant to this Section
4.09 if the Net Available Cash available therefor is less than $150.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of any application of Net Available Cash in accordance with the foregoing provisions of clause (a) (3) of this Section 4.09, the amount of Net Available Cash shall be reset at zero.

          (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

          (d) If, as of the date of any supplemental indenture, pursuant to which the parties seek to waive or modify the provisions of this Section 4.09 or any relevant definition, no Asset Disposition has occurred that would, with the passage of time and the absence of any contrary application of the Net Available Cash therefrom, give rise to the requirement to make an Asset Disposition Offer, the Company does not have a present intent to make any Asset Disposition that would give rise to such requirement, and the Company is not aware of any pending, proposed or threatened Asset Disposition that would give rise to such requirement, the provisions under this Indenture relative to the Company's obligation to make an offer to purchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

          SECTION 4.10. Limitation on Affiliate Transactions.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $50.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction shall have determined in good faith that the criteria set forth in clause (1) of this
     Section 4.10 are satisfied and shall have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $100.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

          (b) The provisions of Section 4.10(a) shall not prohibit:

          (1) any Investment (other than a Permitted Investment but including Permitted Investments made under clause (12) of the definition thereof) or other Restricted Payment, in each case permitted to be made pursuant to
     Section 4.05;


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

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

          (3) loans or advances to employees in the ordinary course of business, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

          (4) the payment of reasonable fees and compensation (including health benefits, vacation, severance, compensation and similar benefits) to, and provision of customary indemnification on behalf of, directors, employees, consultants and agents of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or the Company's senior management;

          (5) any transaction (i) between or among the Company and/or its Restricted Subsidiaries or (ii) between or among the Company, a Restricted Subsidiary or any other Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

          (6) the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company;

          (7) the payment of all fees and expenses related to the Transactions; and

          (8) any transaction between (i) the Company or any Restricted Subsidiary and (ii) any other Group Member entered into in good faith;

          (9) any transaction involving the construction, design, development, purchase or acquisition of a satellite and related assets of any Group Member;

          (10) any management agreement, tax sharing agreement and shared services agreement with any Group Member;

          (11) any transaction set forth on Schedule 4.10;

          (12) any transaction in which the Board of Directors has received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who was not an Affiliate; or

          (13) any affiliate transaction in which deficiency, if any, of the fair market value of the consideration which would have been received by the Company or any Restricted Subsidiary in a transaction complying with
     Section 4.10(a)(1) over the consideration actually received by the Company and its Restricted Subsidiaries, as determined in good faith by the Board of Directors of the Company, is treated as a Restricted Payment or Permitted Investment and otherwise permitted under this Indenture.

          For purposes of this Indenture, a director is not deemed to be interested in a transaction between or among Persons solely because such director is an officer or director of both Persons or their Affiliates.

          SECTION 4.11. Guarantors.

          (a) The Company will cause (1) each Domestic Subsidiary that is a Wholly Owned Subsidiary, (2) subject to receipt of all necessary consents contemplated by paragraph (b) of this Section, each Domestic Subsidiary that is not a Wholly Owned Subsidiary, and (3) each Domestic Subsidiary (notwithstanding
(2) above) that Guarantees any Indebtedness of the Company or a Domestic Subsidiary, in each case, whether existing on the Issue Date or thereafter acquired or formed, to at all times be a Guarantor, and if such Subsidiary is not a party to the Indenture or a Supplemental Guaranty Agreement, to execute and deliver to the Trustee a Supplemental Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. Notwithstanding any provision of this Indenture, the Notes or any Collateral Document to the contrary, no Unrestricted Subsidiary shall be required to become a Guarantor or grant a Lien on any of its assets or otherwise be bound by the provisions of this Indenture, the Notes or any Collateral Document.

          (b) In the case of a Domestic Subsidiary that is not a Wholly Owned Subsidiary, if such Subsidiary is not permitted to Guarantee the Notes, the Company shall, and shall cause its Subsidiaries (including such Subsidiary) to, use Commercially Reasonable Efforts to obtain any and all consents necessary in order to authorize and allow such Subsidiary to make such Guarantee.

          (c) The Guaranty of a Guarantor shall be released as provided in
Section 10.06.

          SECTION 4.12. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary except:

          (1) to the Company or a Wholly Owned Subsidiary;

          (2) issuances of Foreign Required Minority Shares but only to the extent required by applicable law and only if the Company, by contract or otherwise, controls the management and business of such Foreign Subsidiary and derives the economic benefits of ownership of such Foreign Subsidiary to substantially the same extent as if such Foreign Subsidiary were a Wholly Owned Subsidiary;

          (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided that any Investment in such Person remaining after giving effect to such issuance or sale shall constitute an "Investment" made at the time of such issuance or sale, and such issuance or sale shall only be permitted if such Investment is permitted to be made under Section 4.05;

          (4) issuances of Capital Stock (other than Preferred Stock) of any Restricted Subsidiary, the Net Cash Proceeds of which are promptly applied pursuant to Section 4.09(a)(3); provided that at no time may a Restricted Subsidiary the Capital Stock of which has been issued pursuant to this clause (4) be the owner of a satellite; and

          (5) issuances and sales made upon consummation of the Restructuring Transactions.

          SECTION 4.13. Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction unless such transaction is otherwise permitted under this Indenture, including Sections 4.06, 4.07 and 4.09.

          SECTION 4.14. Existence.

Subject to Articles 4 and 5 of this Indenture, the Company will do or cause to be done all things necessary to preserve and maintain in full force and effect its existence and the existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Restricted Subsidiary, provided that the Company shall not be required to preserve any such right, license or franchise, or maintain the existence of any entity (other than of the Company) if the preservation or maintenance thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and the failure to preserve or maintain such right, license, franchise or entity is not reasonably likely to have a material adverse effect on the ability of the Company to repay the principal of, premium, if any, and interest on the Notes.

          SECTION 4.15. Payment of Taxes and Other Claims.

The Company will pay or discharge and shall cause each Restricted Subsidiary to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Restricted Subsidiary, provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim if either (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings by the Company and its Restricted Subsidiaries where the failure to effect such payment is not adverse in any material respect to the Holders and for which adequate reserves (to the extent required in accordance with GAAP) have been established and maintained or
(ii) the failure to pay or discharge the same is not reasonably likely to have a material adverse effect on the ability of the Company to repay the principal of, premium, if any, and interest on the Notes.

          SECTION 4.16. Insurance; Maintenance of Properties.

          (a) The Company and each of its Subsidiaries shall provide or cause to be provided, for itself and each of their respective Subsidiaries, insurance (including appropriate self-insurance) that is adequate and appropriate, in the good faith judgment of the Board of Directors of the Company, for the conduct of the business of the Company and such Subsidiaries in a prudent manner.

          (b) The Company shall cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.16 shall prevent the Company from discontinuing the maintenance of any such properties if the Board of Directors of the Company reasonably determines in good faith that such discontinuance is not reasonably likely to have a material adverse effect on the ability of the Company to repay the principal of, premium, if any, and interest on the Notes.

          SECTION 4.17. Notice of Defaults.

In the event that the Company or any Subsidiary Guarantor becomes aware of any Event of Default, the Company shall promptly thereafter deliver to the Trustee an Officers' Certificate specifying such Event of Default and what actions the Company is taking or proposes to take with respect thereto.

          SECTION 4.18. Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any material business operations in businesses other than Related Businesses.

          SECTION 4.19. Use of Proceeds.

The Company will use the proceeds of the issuance of the Notes only as permitted under the Plan.

          SECTION 4.20. Further Instruments and Acts.

Upon request of the Trustee or the Collateral Agent, the Company will, and will cause its Subsidiaries to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                     Merger

          SECTION 5.01. Merger and Consolidation.

          (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Collateral Documents;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness of the Successor Company and its Subsidiaries as having been Incurred by the Successor Company or each such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a);

          (4) each Person that is required pursuant to the terms of this Indenture to be a Guarantor (i) shall have become a Guarantor pursuant to a Supplemental Guaranty Agreement or (ii) shall have confirmed its Guaranty pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

          (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clause (3) will not be applicable (A) to a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or part of its assets to the Company, (B) to the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction within the United States of America, or (C) to the conveying, transferring or leasing all or part of the assets by the Company to a Guarantor. For the avoidance of doubt, for purposes of this Section 5.01, (a) the determination of whether the sale involves all or substantially all of the assets of a Person shall be based on the book value of such assets, and (b) conveying, transferring or leasing after the Issue Date of satellites and transponders in the ordinary course of business shall be deemed not to constitute the sale of all or substantially all assets of the Company.

          (b) The Successor Company (if not the Company) shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

          (c) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with, and the Company does comply with, its obligations under Section 4.09 in respect of such disposition) unless:

          (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Supplemental Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Guaranty; and

          (2) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Supplemental Guaranty Agreement, if any, complies with this Indenture.

          (d) Notwithstanding clauses (a), (b) and (c) of this Section 5.01, if no Default has occurred and is continuing, any Subsidiary Guarantor may consolidate with or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Company or any Subsidiary Guarantor, and the Company and its Subsidiaries may consummate the Restructuring Transactions.

                                    ARTICLE 6

                              Defaults and Remedies

          SECTION 6.01. Events of Default.

Each of the following is an "EVENT OF DEFAULT":

          (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, continued for 30 days;

          (2) the Company (A) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase any Note when required pursuant to this Indenture or the Notes;

          (3) the Company fails to comply with Section 5.01;

          (4) the Company or any Guarantor that is a Significant Subsidiary defaults in the performance of or breaches any covenants or otherwise fails to comply with any of its agreements in the Notes, this Indenture or any Collateral Document (other than those referred to in clause (1), (2) or (3) above) and such default, breach or other failure continues for 30 days after the notice specified below;

          (5) Indebtedness of the Company or any Significant Subsidiary (whether or not a Guarantor) is not paid within any applicable grace period after the due date thereof or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million, or its foreign currency equivalent at the time;

          (6) the Company or any Significant Subsidiary (whether or not a Guarantor) pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D)  makes a general assignment for the benefit of its creditors;

          or takes any comparable action under any foreign laws relating to insolvency;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary (whether or not a Guarantor) in an involuntary case;

          (B) appoints a Custodian of the Company or any Significant Subsidiary (whether or not a Guarantor)or for any substantial part of its property; or

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary (whether or not a Guarantor); or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 30 days;

          (8) any judgment or decree for the payment of money in excess of $50.0 million (or its foreign currency equivalent at the time) is entered against the Company, or any Significant Subsidiary (whether or not a Guarantor), remains outstanding for a period of 30 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

          (9) a Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or any Guarantor denies or disaffirms its obligations under its Guaranty except pursuant to a merger, consolidation or dissolution permitted under this Indenture; or

          (10) any Collateral Document ceases to be in full force and effect (other than in accordance with its terms), any obligor under any Collateral Document denies or disaffirms its obligations thereunder, or any Lien purported to be created under any Collateral Document shall cease to be enforceable or shall cease to be of the same effect and priority as purported to be created by such Collateral Document (other than in accordance with the terms thereof or of this Indenture) and the same shall continue for a period of 10 days after the notice referred to below.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) or (10) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 33.33% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

          SECTION 6.02. Acceleration.

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 40.0% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or
(7) occurs and is continuing, the principal of and interest, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if (A) the event of default or payment default triggering such Event of Default pursuant to clause
(5) of Section 6.01 shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto, (B) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (C) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

          (b) The Company agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee acting on behalf of the Noteholders in enforcing any rights under the Notes.

          SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal or interest on a Note, (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits.


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

Except to enforce the right to receive payment of principal or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) notwithstanding the requirements of Section 316(a)(1) of the TIA (which are hereby excluded as permitted therein), the Holders of at least 40% in outstanding principal amount of the Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          SECTION 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement,


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

adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

          SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article 6, and, after an Event of Default, any other money or property distributable in respect of the Company's or any Guarantor's obligations under this Indenture, it shall be applied in the following order:

          FIRST, to the Trustee, including any predecessor Trustee, for amounts due under Section 7.07;

          SECOND, to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          THIRD, to the Company or any other Person legally entitled thereto.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

          SECTION 6.12. Waiver of Stay or Extension Laws.

The Company and any Guarantor (to the extent it may lawfully do so) covenants that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. The Company and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 6.13. Payment of Premium.


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

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company, any Guarantor or any Restricted Subsidiary with the intention of avoiding payment of the premium that would be due upon an optional redemption of the Notes, upon acceleration of the Notes following such Event of Default, to the fullest extent permitted by law, a premium shall immediately become due and payable by the Company in an amount equal to the premium that would have been due and payable had the Company elected to optionally redeem the Notes.

                                    ARTICLE 7

                                     Trustee

          SECTION 7.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this Section 7.01(c) does not limit the effect of paragraphs (b) and (g) of this Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.


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

          (d) Every provision of this Indenture, the Notes and the Collateral Documents that in any way relates to the Trustee is subject to Sections 7.01 and 7.02.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee.

          (a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The respective rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Agent, including, without limitation, its right to be indemnified and its right to appoint co-trustees and separate trustees, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent in each of their respective capacities hereunder and under the Collateral Documents, and each agent, custodian and other Person employed to act hereunder.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 90 days after it occurs or as soon as is practicable after it becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

          SECTION 7.06. Reports by Trustee to Holders.

As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be mailed). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC (if appropriate) and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity.


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

The Company shall pay to the Trustee such compensation (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, except as set forth in the last sentence of this paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless and to the extent the Company is prejudiced by such negligent failure. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          The Company shall defend, indemnify, and hold harmless the Trustee from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Environmental Protection Agency, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses. For purposes of this paragraph, "Hazardous Material" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Company may have to the Trustee at common law.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal and interest on particular Notes.


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

          The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          For the purposes of this Section 7.07, the "Trustee" shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

          SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed by the Company and the Company does not reasonably promptly appoint a successor Trustee or if the Trustee is removed by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any other reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


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

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 7.10. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

          SECTION 7.12. Co-trustees and Separate Trustees

          At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least a majority in principal amount of the Notes then outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

          Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

          (a) the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

          (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

          (c) the Company and the Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed with the Trustee jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Company shall not have joined in the execution of any instrument within 10 days after the receipt of a written request from the Trustee so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby irrevocably appointing the Trustee its agent and attorney to act for it in such connection in either of such contingencies;

          (d) subject to Section 7.01, neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (e) any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

          SECTION 8.01. Discharge of Liability on Notes; Defeasance.

          (a) When (1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation, or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof, or (3) all outstanding Notes will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and, in the case of clauses
(a)(2) and (a)(3) of


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

this Section 8.01, the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in any case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), be satisfied and discharged and cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company).

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its and any Guarantors' Obligations under the Notes, the Collateral Documents and this Indenture ("LEGAL DEFEASANCE OPTION") or (2) its and any Guarantors' Obligations under Sections 4.04 through 4.13, 4.16, 4.17 and
4.18 and the operation of Sections 6.01(5), 6.01(8), 6.01(9) and 6.01(10) and
the limitations contained in Sections 5.01(a)(3) and (a)(4) ("COVENANT DEFEASANCE OPTION"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its legal defeasance option or its covenant defeasance option, any Guarantor shall be released from all of its obligations with respect to its Guaranty, and all Collateral shall be released.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those Obligations that the Company terminates at the cost and expense of the Company.

          (c) Notwithstanding clauses (a) and (b) of this Section 8.01, the Company's Obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and
7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. Conditions to Defeasance.

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money in U.S. dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default or Event of Default specified in Sections 6.01(6) or (7) with respect to the Company or any Guarantor occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company or any of its Subsidiaries;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

          SECTION 8.03. Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

          SECTION 8.04. Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time less any amounts owing under Section 7.07.


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

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money shall look solely to the Company for payment as general creditors.

          SECTION 8.05. Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes, and the obligations of the Guarantors under the Guaranties together with all grants, pledges and obligations of the Company and the Guarantors under the Collateral Documents, including the security interests granted therein, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

          SECTION 9.01. Without Consent of Holders.

The Company, the Guarantors and the Trustee may amend this Indenture, any Collateral Document or the Notes without notice to or consent of any Noteholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a Successor Company of the Obligations of the Company or any Guarantor under this Indenture, the Notes or the Collateral Documents pursuant to Article 5 of this Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;


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          (4) to add guarantees with respect to the Notes, including any
     Guaranties, or to add Collateral to further secure the Notes;

          (5) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Guarantor;

          (6) to make any change that does not adversely affect the rights of any Noteholder;

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          (8) to evidence the release of a Guarantor pursuant to and in accordance with the terms of this Indenture.

          Without limiting the foregoing, no consent of any Noteholder shall be required for the Trustee to enter into the intercreditor agreement contemplated by Section 4.07 hereof.

          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          SECTION 9.02. With Consent of Holders.

          (a) Except as provided in Section 9.02(b), the Company, the Guarantors and the Trustee may amend this Indenture, any Collateral Documents or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), including, without limitation, to reflect any amendment to the terms, conditions and other provisions of clauses (ii)-(v) of Section 4.01(b) of this Indenture and the defined terms used therein.

          (b) Without the consent of each Noteholder affected thereby, an amendment may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
     Article 3;


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          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any Noteholder to receive payment of principal and interest on such Noteholder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Noteholder's Notes;

          (7) impair the Company's obligation to make an offer to purchase Notes pursuant to Section 4.04 or 4.09 except as permitted under Section 4.04(g) or 4.09(d), respectively;

          (8) make any change in Section 4.04(g), Section 4.09(d), Section 6.04,
     6.07 or the second sentence of this Section;

          (9) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

          (10) make any change in any Guaranty or any Collateral Document that would adversely affect the Noteholders.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          Pursuant to Section 12.06, in certain circumstances a Note may be disregarded and deemed not to be outstanding for purposes of this Section.

          SECTION 9.03. Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described


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above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Notes.

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                   Guaranties

          SECTION 10.01. Guaranties.

          (a) Subject to the limitations set forth in this Article 10, each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and
(ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Notes and the Collateral Documents (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS").

          (b) As of the Issue Date, the Guarantors of the Notes are: (1) Loral Skynet International, L.L.C., (2) LAPS (HK), (3) Loral SpaceCom Corporation, (4) Loral Skynet Network Services, Inc., (5) Loral Communications Services, Inc.,
(6) Loral Ground Services, L.L.C., (7) Loral CyberStar International, Inc., (8) Loral CyberStar Services, Inc., (9) Loral CyberStar Holdings, L.L.C., (10) Loral Skynet Network Services Holdings L.L.C., (11) Loral Cyberstar, L.L.C., (12) Cyberstar, L.L.C., and (13) Loral Satellite, Inc.


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          (c) Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (d) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of acceleration, notice of intent to accelerate and notice of protest for nonpayment. Subject to Section 6.01, each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by: (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) except as set forth in Section 10.06, any change in the ownership of any such Guarantor.

          (e) Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (f) Except as expressly set forth in Sections 8.01, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any such Guarantor or would otherwise operate as a discharge of any such Guarantor as a matter of law or equity.

          (g) Each Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof,


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subject to the limitations set forth in this Article 10, upon the failure of the
Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

          (i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed under this Indenture until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed under this Indenture may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed under this Indenture, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 10.01.

          (j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

          SECTION 10.02. Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 10.03. Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.04. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are


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cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10, at law, in equity, by statute or otherwise.

          SECTION 10.05. Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.06. Release of Guarantor.

The Guaranty of a Guarantor will be automatically released:

          (1) upon the sale or other disposition (including by way of consolidation or merger or dissolution) of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if such sale or other disposition complies with Section 4.09 and Article 11;

          (2) upon the sale or other disposition of all or substantially all the assets of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if such sale or other disposition complies with Section 4.09 and
     Article 11;

          (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture; or

          (4) upon legal defeasance or covenant defeasance or satisfaction and discharge of this Indenture as provided in Article 8.

                                   ARTICLE 11

                                   Collateral

          SECTION 11.01. Collateral Documents; Additional Collateral.

          (a) In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, pursuant to an Asset Disposition Offer or Change of Control Offer, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest, if any, on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders, the Trustee and the Collateral Agent under this Indenture, the Notes, the Collateral Documents and any other documents contemplated hereby, the Company, the Guarantors and the Collateral Agent have simultaneously with the execution of this Indenture entered into the Security Agreement, and may in the future enter into additional Collateral Documents. The Collateral


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Agent, the Trustee, the Company and the Guarantors each hereby agree that the
Collateral Agent holds its interest in the Collateral in trust for its benefit, the benefit of the Trustee and the benefit of the Holders pursuant to the terms of the Collateral Documents. Each of the Company and the Guarantors covenants and agrees that it will execute, acknowledge and deliver to the Collateral Agent such further assignments, transfers, assurances or other instruments and will do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Collateral Agent its interest in the Collateral (other than such acts and things that relate solely to the perfection of the Collateral Agent's security interest in Unperfected Collateral), or any part thereof, as from time to time constituted, and the right, title and interest in and to the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

          (b) Promptly upon the acquisition or receipt by the Company or any of the Guarantors of property and assets, whether real, personal or mixed, tangible or intangible, and including, without limitation, property and assets acquired or received pursuant to a merger or consolidation of any Person or Persons with or into the Company or a Guarantor, pursuant to an Asset Disposition, pursuant to a transaction as a result of which a Guarantor is released as provided in
Section 10.06, or pursuant to a transaction as a result of which a Person becomes a Guarantor as provided in Section 4.11 (each such item of property and each such asset so acquired or received, but excluding any of the foregoing which would constitute Excluded Collateral, being referred to herein as "AFTER-ACQUIRED PROPERTY"):

               (i) except for Unperfected Collateral, the Company or the applicable Guarantor, as the case may be, and the Collateral Agent will enter into all supplemental indentures, if any, required pursuant to the terms of this Indenture (including, without limitation, Section 4.11 hereof) and all such amendments or supplements to the Collateral Documents or such additional Collateral Documents as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Collateral Agent (subject to no prior Liens except as permitted by this Indenture), and the Company shall cause appropriate financing statements, mortgages and other papers to be filed in such governmental offices as shall be necessary in order to perfect any Lien in such After-Acquired Property as to which a Lien may, under the Uniform Commercial Code or any other law of the applicable jurisdiction, be perfected by filing, and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant Uniform Commercial Code or other law, a Lien may be perfected by possession or control, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Collateral Agent or take such other steps as may from time to time be necessary or desirable to grant the Collateral Agent control over such After-Acquired Property;

               (ii) for any such After-Acquired Property that constitutes Unperfected Collateral, (A) the Company or the applicable Guarantor, as the case may be, and the Collateral Agent will enter into all supplemental indentures, if any, required pursuant to the terms of this Indenture (including, without limitation, Section 4.11 hereof) and all such amendments or supplements to the Collateral Documents or such additional


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     Collateral Documents as shall be necessary in order to grant and create a valid Lien on and security interest in such After-Acquired Property in favor of the Collateral Agent;

               (iii) the Company or the applicable Guarantor, as the case may be, shall also deliver to the Trustee the following:

               (A) to the extent such After-Acquired Property consists of real property or a leasehold interest in real property, a customary title insurance policy;

               (B) any Opinions of Counsel required pursuant to Section 11.02(b) below; and

               (C) evidence of payment of all filing fees, recording and registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Collateral Document and, if required under this Indenture, perfect such Lien; and

               (iv) The Company shall deliver to the Collateral Agent an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Collateral Agent pursuant to this Section 11.01(b) (including any amendments, supplements or other Collateral Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

          (c) Each Holder, by accepting a Note, agrees to and shall be bound by all the terms and provisions of the Collateral Documents, as the same may be amended or supplemented from time to time, and hereby grants the Collateral Agent full power and authority to execute, deliver, perform and enforce all such Collateral Documents without any consent or other action by the Holders.

Notwithstanding any provision of this Indenture or any Collateral Document to the contrary, the Obligors shall not be obligated to take any action under any foreign law to create or perfect a security interest in any Collateral (other than satellites, transponders, and Capital Stock of any Person that owns any satellites or transponders) located outside the United States, and the Obligors shall have until the number of days described in Schedule 11.01 after the consummation date to perfect the security interest in Collateral set forth on
Schedule 11.01. To the extent the creation of a Lien requires the consent of a third party, the Company shall be deemed to have satisfied its obligation to provide a Lien under this Indenture and the Collateral Documents if it shall, with consent or by virtue of the provisions of applicable law (including the applicable UCC), have provided a Lien even though the Collateral Agent may not be able to transfer the Collateral to third parties, render performance to the Person party to the Collateral or be able to compel performance from such Person to the Collateral Agent.

          SECTION 11.02. Recording, Registration and Opinions.

          (a) The Company and the Guarantors shall take or cause to be taken all action required, and neither the Collateral Agent nor the Trustee shall have any obligation, to perfect,


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

maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Liens expressly permitted by this Indenture), including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders, the Collateral Agent and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral. The Company and the Guarantors shall from time to time promptly pay all financing and continuation statement recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents.

          (b) (i) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent on the Issue Date a customary Opinion of Counsel stating that this Indenture, the Notes and the Collateral Documents have been duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of, the Company and the Guarantors. Such Opinion of Counsel shall address perfection of the Liens contemplated by this Indenture and the Collateral Documents and such other issues as the Trustee and the Collateral Agent shall reasonably request, and such Opinion of Counsel may be subject to customary exceptions.

               (ii) The Company shall furnish to the Trustee and the Collateral Agent, promptly after the execution and delivery of this Indenture, an Opinion of Counsel in compliance with TIA Section 314(b)(1) either (A) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of the Liens on and security interests in the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to record or register (as the case may be), and if applicable, to perfect the Liens on and security interests in the Collateral created by the Collateral Documents, to the extent that a Lien or security interest may be perfected by filing, and stating that as to the Liens and security interests created pursuant to the Collateral Documents, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion), or (B) to the effect that, in the opinion of such counsel, no such action is necessary to record or register such Liens or to perfect such security interests.

               (iii) The Company or the applicable Guarantor shall furnish to the Trustee and the Collateral Agent, at the time of execution and delivery of any additional Collateral Documents or any amendments or supplements to existing Collateral Documents, an Opinion of Counsel either substantially to the effect set forth in clause (b)(ii)(A) above (but relating only to such additional Collateral Documents or any amendments or supplements to existing Collateral Documents and the related After-Acquired Property) or to the effect set forth in clause (b)(ii)(B) above, and to the further effect that such additional Collateral Documents or amendments or supplements to existing Collateral Documents, as the case may be, and, if applicable, such Collateral Documents as amended and supplemented thereby, have been duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of the Company or the relevant Guarantor, as the case may be, subject to customary exceptions.


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

          (c) The Company shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2006, an Opinion of Counsel, dated as of such date, which complies with TIA Section 314(b)(2), either (i)(A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registration, filing, re-recording, re-registration and refiling of this Indenture and all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Liens and security interests of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement within such 24 month period and such continuation statement is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

          SECTION 11.03. Release of Collateral.

          (a) The Collateral Agent shall not at any time release Collateral from the Liens created by this Indenture and the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents.

          (b) The Collateral Agent shall release Collateral from the Liens contemplated by this Indenture and the Collateral Documents if, when and to the extent required by Section 11.05 or 11.07 hereof.

          (c) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

          SECTION 11.04. Possession and Use of Collateral.

          Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as the Collateral Agent has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is


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continuing, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than monies or U.S. Government Obligations deposited pursuant to Article 8), to operate, manage, develop, lease, use, consume and enjoy the Collateral, to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Collateral Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

          SECTION 11.05. Specified Releases of Collateral.

          (a) Satisfaction and Discharge; Defeasance. The Company and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Collateral Documents upon compliance with the conditions precedent set forth in Article 8 for legal defeasance, covenant defeasance or satisfaction and discharge. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article 8), together with such documentation, if any, as may be required by the TIA (including, without limitation, TIA Section 314(d)) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and the applicable Guarantors without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Company and the applicable Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (b) Dispositions of Collateral Permitted by Section 4.09. The Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Collateral Agent shall release, items of Collateral (the "RELEASED COLLATERAL") subject to an Asset Disposition or any other disposition that is permitted under the terms of this Indenture upon compliance with the conditions precedent that the Company shall have delivered to the Collateral Agent the following to the extent applicable:

               (i) An Officers' Certificate of the Company requesting release of such Released Collateral (A) specifically describing the proposed Released Collateral, (B) certifying that such sale complies with the terms and conditions of this Indenture, including, without limitation, Section 4.09 hereof (but may assume that the proceeds from such sale will be applied in compliance with Section 4.09), (C) certifying the extent to which the consideration from such sale (the "CONSIDERATION") will constitute After-Acquired Collateral and Excluded Collateral, and that all Net Available Cash from the sale of any of the Released Collateral will be applied pursuant to Section 4.09, (D) certifying there is not and will not be a Default or Event of Default in effect or continuing on the date thereof, or the date of such sale, (E) certifying that the release of the Collateral will not result in a Default or Event of Default hereunder and
     (F) certifying that all conditions precedent to such release have been complied with;

               (ii) All documentation required by the TIA (including, without limitation, the certificates of fair value required pursuant to TIA Section 314(d), which include, without limitation, a statement that the proposed release will not impair the security granted under this Indenture in contravention of the provisions hereof), if any, prior to the release of Collateral by the Collateral Agent, and all documentation required to subject the Consideration to the Lien of the relevant Collateral Documents, and all documents required by
     Section 11.01 hereof; and

               (iii) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such release have been complied with.

          Upon compliance by the Company with the conditions precedent set forth above, the Collateral Agent shall cause to be released and reconveyed to the Company or the applicable Guarantor the Released Collateral without recourse by executing a release in the form provided by the Company or the applicable Guarantor and reasonably acceptable to the Collateral Agent.

          SECTION 11.06. Disposition of Collateral Without Release.

          Notwithstanding the provisions of Section 11.05 and subject to Section
11.07 below, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Guarantors may, without any prior release or consent by the Collateral Agent, conduct ordinary course activities in respect of the Collateral not constituting Asset Dispositions which do not individually or in the aggregate adversely affect the value of the Collateral taken as a whole, including (A) selling or otherwise disposing of, in any single transaction or series of related transactions, any property subject to the Lien of this Indenture or the Collateral Documents which has become worn out or obsolete and which either has an aggregate fair market value of $1.0 million or less or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property; (B) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Collateral Documents; (C) surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating; (D) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures, and appurtenances, provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Collateral Documents shall be made which results in such Lien becoming unperfected or otherwise impairs the Lien of the Collateral Documents; (E) demolishing, dismantling, tearing down or scrapping any Collateral or abandoning any thereof if, in the good faith opinion of the Board of Directors of the Company (as evidenced by a resolution of the Board of Directors delivered to the Collateral Agent if it involves Collateral having a fair market value in excess of $1.0 million) such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company, will not interfere with or impede the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, and the fair market value and utility of the Collateral as an entirety, and the security for the Notes, will not thereby be otherwise impaired; (F) granting a nonexclusive license of any intellectual property; and (G) abandoning intellectual property which has become obsolete and not used in the business of the Company or its Subsidiaries.

          SECTION 11.07. Form and Sufficiency of Release.

          In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 11.05 or 11.06 may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture and the Collateral Documents, upon being satisfied that the Company or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 11.05 or 11.06 (which may include receipt of an Officers' Certificate and Opinion of Counsel upon the request of the Collateral Agent), the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor such an instrument in the form provided by the Company and reasonably acceptable to the Collateral Agent providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company or such Guarantor may reasonably request and is necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.

          SECTION 11.08. Purchaser Protected.

          No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

          SECTION 11.09. Authorization of Actions To Be Taken by the Collateral Agent Under the Collateral Documents.

          Subject to the provisions of the Collateral Documents:

          (a) the Collateral Agent may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) comply with, enforce and perform, from time to time, any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Collateral Documents; and

          (b) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Collateral Agent).

          SECTION 11.10. Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents.

          The Collateral Agent is authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, to apply such funds as provided in this Indenture and the Collateral Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article 11 and the other provisions of this Indenture.

          SECTION 11.11. Third Party Consents to Pledge of Collateral.

          If the Company or any Guarantor is required to obtain the consent of any third party to permit the Company and/or such Guarantor(s) to grant and create a valid first priority Lien on and security interest in any item of Collateral material to the business of the Company and its Subsidiaries taken as a whole pursuant to the terms of this Agreement or any Collateral Documents, the Company or the applicable Guarantor shall use its Commercially Reasonable Efforts to obtain such consent but shall not be required to seek such consent to the extent that the provisions of Sections 9-406 through 9-409 of the applicable Uniform Commercial Code permit the granting of the Lien on and security interest in such item of Collateral without the consent of such third party (even if enforcement of the Lien and rights and obligations of the parties to such item of Collateral remain unaffected).

          SECTION 11.12. Collateral Agent.

          (a) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture.

          (b) The Company will deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent.

          (c) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens granted pursuant to the Collateral Documents.

          (d) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, protections, immunities, indemnities and benefits of the Trustee under Sections 7.01, 7.02, 7.03, 7.04, 7.07, 7.08, 7.09, 7.12 and 9.06, mutatis mutandis, and, in connection therewith, references to the Trustee shall be deemed to include the Collateral Agent and references to the Indenture shall be deemed to include the Collateral Documents.

          (e) Each successor Trustee will become the successor Collateral Agent as and when the successor Trustee becomes the Trustee unless, at the time such successor Trustee becomes Trustee, the immediately preceding Trustee was not the Collateral Agent.

          SECTION 11.13. Authorization of Actions to Be Taken.

          (a) Each Holder, by its acceptance of its Note, consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders as set forth in the Collateral Documents and to perform its obligations and exercise its rights and powers thereunder.

          (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders any funds collected or distributed under the Collateral Documents and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

          (c) The Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

          (i) foreclose upon or otherwise enforce any or all of the Liens granted by the Collateral Documents;

          (ii) enforce any of the terms of the Collateral Documents; or

          (iii) collect and receive payment of any and all amounts owing under this Indenture, the Notes and the Collateral Documents.

          (d) The Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens granted by the Collateral Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

          (e) The Collateral Agent shall have no duty as to any Collateral in its possession or control, other than those duties specifically set forth herein, or the possession or control of any agent or bailee or any income thereon or as to the preservation or rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

          (f) All moneys received by the Collateral Agent under or pursuant to any provision of this Indenture or any Collateral Document shall be paid over or delivered to the Trustee in the form received (with any necessary endorsements) for application by the Trustee pursuant to the provisions of this Indenture.

          (g) The Collateral Agent may execute any power and perform any duty under this Indenture or any Collateral Document either directly or by or through agents, nominees or attorneys-in-fact. The Collateral Agent may act and conclusively rely, and shall be protected in acting and conclusively relying on, the opinion or advice of, or information obtained from, any counsel (which shall include counsel to the Company), accountant, appraiser or other expert or adviser, whether retained or employed by the Collateral Agent or the Trustee in relation to any matter in connection with this Indenture, the Collateral Documents or any other document, instrument or writing. The Collateral Agent shall be entitled to rely on the advice of counsel selected by it concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for any acts or omissions, including any negligence or misconduct, of any agents, nominees or attorneys-in-fact selected by it with due care.

          (h) If the Collateral Agent has been requested or is otherwise required to take action pursuant to this Indenture or any Collateral Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Indenture or any Collateral Document unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Collateral Agent. Under no circumstances shall the Collateral Agent be required to expend or risk its own funds or incur or risk any liability.

          (i) The Collateral Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under the Collateral Documents, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any property subject to any of the Collateral Documents.

          (j) In no event shall the Collateral Agent be liable for incidental, indirect, special or consequential damages, regardless of the form of action and even if the same were foreseeable. Notwithstanding anything set forth herein to the contrary, the Collateral Agent shall have a duty of reasonable care with respect to any Collateral which is delivered to the Collateral Agent and is in the Collateral Agent's possession and control.

          (k) Except during the existence of an Event of Default, the Collateral Agent shall have no duty as to any Collateral in its possession or control, other than those duties specifically set forth herein, or the possession or control of any agent or bailee or any income thereon or as to the preservation or rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

          (l) All moneys received by the Collateral Agent under or pursuant to any provision of this Indenture or any Collateral Document shall be paid over or delivered to the Trustee in the form received (with any necessary endorsements) for application by the Trustee pursuant to the provisions of this Indenture.

          (m) Subject to Section 7.01, in the absence of its negligence or willful misconduct, the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Indenture or any Collateral Document.

                                   ARTICLE 12

                                  Miscellaneous

          SECTION 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Each Guarantor in addition to performing its obligations under its Guaranty shall perform such other obligations as may be imposed upon it with respect to this Indenture by the TIA.

          SECTION 12.02. Notices.

Any notice, request or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company or any Guarantor:
          Loral Skynet Corporation
          600 Third Avenue
          New York, NY 10016
          Attention: Treasurer

          if to the Trustee:
          The Bank of New York
          101 Barclay Street, 8 West
          New York, NY 10286
          Attention: Corporate Trust Division-Corporate Finance Unit

          if to the Collateral Agent:
          The Bank of New York
          101 Barclay Street, 8 West
          New York, NY 10286
          Attention: Corporate Trust Division-Corporate Finance Unit

          The Company, any Guarantor, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Such notices or communications to the Trustee or the Collateral Agent shall be effective when received.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee, the Registrar, co-registrar, Paying Agent and transfer agent at the same time.

          Where this Indenture provides for notice in any manner, such notice may be expressly waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiver of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 12.03. Communication by Holders with Other Holders.

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, each Guarantor, the Trustee, the Registrar, the Collateral Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent, as applicable:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 12.06. When Notes Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, Notes owned on the Issue Date by MHR or any Related Party thereof shall not be so disregarded so long as such Notes are owned by MHR or any Related Party thereof.

          SECTION 12.07. Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.08. Legal Holidays.

A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 12.09. Governing Law; Waiver of Jury Trial.

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

          SECTION 12.10. No Recourse Against Others.

No director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, any Guaranty or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          SECTION 12.11. Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 12.13. Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                   LORAL SKYNET CORPORATION
                                   LORAL SKYNET INTERNATIONAL, L.L.C.
                                   LORAL ASIA PACIFIC SATELLITE (HK) LIMITED
                                   LORAL SPACECOM CORPORATION
                                   LORAL SKYNET NETWORK SERVICES, INC.
                                   LORAL COMMUNICATIONS SERVICES, INC.
                                   LORAL GROUND SERVICES, L.L.C.
                                   LORAL CYBERSTAR INTERNATIONAL, INC.
                                   LORAL CYBERSTAR SERVICES, INC.
                                   LORAL CYBERSTAR HOLDINGS, L.L.C.
                                   LORAL SKYNET NETWORK SERVICES HOLDINGS L.L.C. LORAL CYBERSTAR, L.L.C.
                                   CYBERSTAR, L.L.C.
                                   LORAL SATELLITE, INC.


                                   By: /s/ Richard Mastoloni
                                       -----------------------------------------
                                   Name: Richard P. Mastoloni
                                         ---------------------------------------
                                   Title: Vice President
                                          --------------------------------------

                                   THE BANK OF NEW YORK,
                                   as Trustee and as Collateral Agent


                                   By: /s/ Geovanni Barris
                                       -----------------------------------------
                                   Name: Geovanni Barris
                                         ---------------------------------------
                                   Title: Vice President
                                          --------------------------------------


                                       S-2                             Indenture

                                                                      APPENDIX A

                        PROVISIONS RELATING TO THE NOTES

          1.   Definitions.

          1.1  Certain Definitions.

          For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository as in effect from time to time.

          "DEFINITIVE NOTE" means a certificated Note that does not include the Global Securities Legend.

          "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

          "INITIAL NOTES" means the $126.0 million of Notes issued on the Issue Date.

          "NOTES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "TRANSFER RESTRICTED NOTES" means Notes that bear or are required to bear the Transfer Restriction Legend.

          1.2  Other Definitions.

                                                                      Defined in
                                Term                                    Section
                                ----                                  ----------
"Additional Definitive Notes"......................................       2.1(a)
"Additional Global Notes"..........................................       2.1(a)
"Agent Members" ...................................................       2.1(b)
"Global Notes" ....................................................       2.1(a)
"Global Note Legend"...............................................    2.3(g)(i)
"Initial Global Notes" ............................................       2.1(a)
"Restricted Definitive Notes"......................................       2.1(a)
"Restricted Global Notes" .........................................       2.1(a)
"Transfer Restriction Legend"......................................    2.3(g)(i)
"Unrestricted Definitive Notes" ...................................       2.1(a)
"Unrestricted Global Notes"........................................       2.1(a)

          2. The Notes.

          2.1 Form and Dating.

          (a) General.

          The Initial Notes shall be issued initially (i) in the form of one or more permanent global notes in definitive, fully registered form (collectively, the "INITIAL GLOBAL NOTES"), one of which may, if appropriate, bear the Transfer Restriction Legend, and at least one of which shall not bear such legend, and
(ii) to the extent necessary, in the form of one or more Definitive Notes.

          Additional Notes constituting interest paid in-kind with respect to Notes evidenced by a Global Note may be issued by the annotation of an increase in the principal amount of such Global Note or by the issuance of one or more additional global Notes in definitive, fully registered form ("ADDITIONAL GLOBAL NOTES"). Additional Global Notes evidencing interest paid in-kind with respect to Transfer Restricted Notes shall constitute Transfer Restricted Notes.

          Additional Notes constituting interest paid in-kind with respect to Notes evidenced by a Definitive Note shall be issued in the form of one or more additional Definitive Notes ("ADDITIONAL DEFINITIVE NOTES"). Additional Definitive Notes evidencing interest paid in-kind with respect to Transfer Restricted Notes shall constitute Transfer Restricted Notes.

          The Initial Global Notes and any Additional Global Notes are collectively referred to herein as "GLOBAL NOTES." All Global Notes shall be initially issued in each case without interest coupons and with the Global Note Legend, shall be deposited on behalf of the purchasers of such Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, and duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          Global Notes that are Transfer Restricted Notes are referred to herein as "RESTRICTED GLOBAL NOTES," and Global Notes that are not Transfer Restricted Notes are referred to herein as "UNRESTRICTED GLOBAL NOTES." Definitive Notes that are Transfer Restricted Notes are referred to herein as "RESTRICTED DEFINITIVE NOTES," and Definitive Notes that are not Transfer Restricted Notes are referred to herein as "UNRESTRICTED DEFINITIVE NOTES."

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the

Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) Certificated Notes. Except as provided in this Section 2.1 or
Section 2.3, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

          2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, $126.0 million principal amount of Notes, (2) from time to time to the extent permitted pursuant to Section 4.01(b) of the Indenture, Additional Notes for original issue in aggregate principal amounts specified in Officers' Certificates of the Company pursuant to Section 4.01(b), and (3) from time to time, Notes for issue pursuant to Sections 2.06, 2.07, 2.09, 3.06 and 9.05 of the Indenture, in each case upon receipt of an Officers' Certificate or a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such Officers' Certificate or order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          2.3 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) there shall have occurred and be continuing a Default or an Event of Default and such exchange shall be requested by a written notice given to the Depository by a Holder. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in
Section 2.07 of the Indenture. A Global Note may not be exchanged for another Note other than as provided in this Section 2.3(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.3(b) or (c) hereof, in each case subject to the requirements of
Section 2.3(f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the following, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in a Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with Section 2.3(f) hereof and the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Note.

               (ii) Transfers and Exchanges of Beneficial Interests in a Global Note for Beneficial Interests in the other Global Note. In connection with all transfers and exchanges of beneficial interests in a Global Note for beneficial interests in the other Global Note, the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the beneficial interest to be transferred or exchanged, (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, and
     (C) the documentation required by Section 2.3(f) hereof. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture (including, without limitation, Section 2.3(f) hereof) and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.3(h) hereof.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon (i) delivery to the Registrar of (A) a written order from a Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged, and
(B) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect such transfer or exchange, and (ii) if the beneficial interest being transferred or exchanged is a beneficial interest in a Restricted Global Note, satisfaction of the conditions set forth in Section 2.3(f) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.3(h) hereof, and the Company shall execute and, upon receipt of an authentication order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.3(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

          Any Definitive Note issued upon exchange or transfer of a beneficial interest in an Unrestricted Global Note that is issued to a Person that may be deemed to be an "underwriter" within the meaning of 11 U.S.C. Section 1145 ("SECTION 1145") or an "affiliate" or a "control person" within the meaning of the Securities Act and any Definitive Note issued upon exchange or transfer of a beneficial interest in a Restricted Global Note may, in each case, bear the Transfer Restriction Legend and, in any event, shall be subject to all applicable restrictions on transfer.

          (d) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

          If any Holder of a Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, then, upon (i) delivery to the Registrar of a written order and instructions of the types described in Section 2.3(b)(ii) above and an endorsement or instrument of transfer as described in Section 2.3(e) below, and
(ii) if the Definitive Note being transferred or exchanged is a Restricted Definitive Note, satisfaction of the conditions set forth in Section 2.3(f) hereof, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

          Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.3(e) and, if applicable,
Section 2.3(f), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 2.3(f).

          Any Definitive Note issued upon exchange or transfer of an Unrestricted Definitive Note that is issued to a Person that may be deemed to be an "underwriter" within the meaning of Section 1145 or an "affiliate" or a "control person" within the meaning of the Securities Act and any Definitive
Note issued upon exchange or transfer of a Restricted Definitive Note may, in each case, bear the Transfer Restriction Legend and, in any event, shall be subject to all applicable restrictions on transfer.

          (f) Transfers and Exchanges of Transfer Restricted Notes. No Person may transfer or exchange a Restricted Definitive Note, a Restricted Global Note or a beneficial interest in a Restricted Global Note (including, without limitation, the removal of the Transfer

Restriction Legend thereon) unless such transfer or exchange is made (i) pursuant to an effective registration statement under the Securities Act, or
(ii) pursuant to an exemption from registration requirements of the Securities Act and, in the case of clause (ii), if the Registrar or the Company so requests, the Registrar receives an opinion of counsel in form reasonably acceptable to the Registrar and the Company stating that (A) such transfer or exchange is in compliance with the Securities Act and (B) if such transferee or exchangee seeks the removal of the Transfer Restriction Legend, the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the requirements of this Section 2.3(f) with respect to the removal of the Transfer Restriction Legend, as appropriate, such Restricted Definitive Note shall be exchanged for an Unrestricted Definitive Note or such beneficial interest in a Restricted Global Note shall be exchanged for a beneficial interest in a corresponding Unrestricted Global Note, and the Trustee shall adjust the principal balances of the Global Notes pursuant to Section 2.3(h) hereof.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture to the extent required by the applicable provisions of this Indenture:

               (i) Transfer Restriction Legend. Each Transfer Restricted Note shall bear a legend substantially in the following form (the "TRANSFER RESTRICTION LEGEND").

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO THE COMPANY'S RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."

          [INCLUDE THE FOLLOWING TWO PARAGRAPHS ONLY IF THE TRANSFER RESTRICTED
          NOTE IS A DEFINITIVE NOTE:]

          "THE HOLDER OF THIS NOTE AGREES THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (the "GLOBAL NOTE LEGEND"):

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an authentication order. The Company shall make available to the Trustee from time to time upon request a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 4.04, 4.09 and 9.05 of this Indenture).

               (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (iv) Neither the Company nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Registrar, or the Company shall be affected by notice to the contrary.

               (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.3 to effect a registration of transfer or exchange may be submitted by facsimile.

                                                                      APPENDIX B

                             [FORM OF FACE OF NOTES]

                 [Insert Global Note Legend here if appropriate]

            [Insert Restricted Securities Legend here if appropriate]

No. [____]                                                             $[______]
                                                         CUSIP No. [54387R AA 8]
                                                         ISIN No. [US54387RAA86]

               14% Senior Secured Cash/PIK Notes due 2015

          LORAL SKYNET CORPORATION, a Delaware corporation, promises to pay to [CEDE & CO.](1) [__], or registered assigns, the principal sum of [__] DOLLARS [, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases or Decreases in Global Note attached hereto (but in no event may such amount exceed the aggregate principal amount of Notes authenticated pursuant to Section 2.2 of Appendix A to the Indenture referred to below and then outstanding pursuant to Section 2.08 of the Indenture),](1) on [__], 2015.

          Interest Payment Dates: July 15 and January 15, commencing July 15,
                                  2006.

          Record Dates:           July 1 and January 1.

          Additional provisions of this Note are set forth on the other side of this Note.

Dated: [_________], 20[___]

                                        LORAL SKYNET CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1)  Use if Global Note.

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.


By:
    ---------------------------------
    Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTES]

                   14% Senior Secured Cash/PIK Notes due 2015

1.   Interest and Principal

          LORAL SKYNET CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. In certain circumstances, the Company may pay all or a portion of such interest in-kind through the issuance of Additional Notes in lieu of cash, as more particularly described in
Section 4.01(b) of the Indenture. Subject to Section 4.01(c) of the Indenture, interest on overdue principal (and, to the extent lawful, on overdue installments of interest) shall accrue at the rate that is 2.0% per annum in excess of the rate specified in the preceding sentence. The Company will pay interest semi-annually in arrears on each Interest Payment Date. Interest on the Notes (including Additional Notes) will accrue from the date of issuance of each Note or, if interest has already been paid, from the date it was most recently paid or provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Notes will mature on October 15, 2015.

2.   Method of Payment

          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, The Bank of New York (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Notes under an Indenture dated as of November 21, 2005 (as such may be amended or supplemented from time to time, "INDENTURE"), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are senior obligations of the Company.

          The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness; layer indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; restrict dividends or other payments from subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.   Optional Redemption

          Except as set forth below, the Company will not be entitled to redeem the Notes at its option.

          On and after October 15, 2009, the Company will be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth below (expressed in percentages of principal amount) on the date of redemption (the "REDEMPTION DATE"), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

                                                                      Redemption
Period                                                                   Price
------                                                                ----------
2009...............................................................     110.0%
2010...............................................................     108.0%
2011...............................................................     106.0%
2012...............................................................     104.0%
2013...............................................................     102.0%
2014...............................................................     100.0%

          Subject to the right of Holders to object, as set forth below in this paragraph, prior to October 15, 2009, the Company may elect to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption price of 110% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest

Payment Date). In such event, (1) the Officers' Certificate required pursuant to
Section 3.01 of the Indenture shall also certify a resolution of the Board of Directors of the Company approving such redemption and (2) such notice of redemption shall inform the Holders of their right to object to and prevent such redemption, and provide a reasonable mechanism by which Holders may exercise such right. If within twenty (20) Business Days following the date that such redemption notice is sent to the Holders, written notice is received by the Company from the Holders of at least two-thirds (2/3) in principal amount of the then outstanding Notes objecting to such redemption (such notices from the Holders of such two-thirds or greater amount, collectively, the "REQUISITE OBJECTION TO REDEMPTION NOTICE"), then the Company shall not consummate such redemption. If the Requisite Objection to Redemption Notice is not received by the Company by the expiration of such twenty (20) Business Day-period, then the Company may consummate such redemption as specified in such redemption notice.

6.   Notice of Redemption

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. Notes in denominations of $1,000 principal amount or less may be redeemed in whole and not in part. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest will cease to accrue on such Notes (or such portions thereof) called for redemption unless the Company defaults in making the redemption payment.

7.   Put Provisions

          Upon a Change of Control, each Holder will have the right to require that the Company repurchase such Holder's Notes at a purchase price set forth below, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date), if repurchased during the 12-month period commencing for calendar year 2005 on the Issue Date and thereafter on October 15 of the years set forth below:

                                                                        Purchase
Period                                                                    Price
------                                                                  --------
2005.................................................................     104%
2006.................................................................     103%
2007.................................................................     102%
2008 and thereafter..................................................     101%

in each case as provided in, and subject to the terms of, the Indenture.

          In certain circumstances, the Company must use the Net Available Cash from Asset Dispositions to make an offer to Holders to repurchase Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest.

8.   Guaranty

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors. Not all Subsidiaries of the Company are required to be Guarantors.

9.   Collateral

          Subject to certain exceptions described in the Indenture, the Notes are secured by security interests in and liens on the Collateral (as defined in the Indenture). Collateral may be released under certain circumstances as more particularly described in the Indenture.

10.  Transfer; Exchange

          The Notes are in registered form without coupons. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or 15 days before an interest payment date, as applicable.

11.  Persons Deemed Owners

          The registered Holder of this Note may be treated as the Note's owner for all purposes.

12.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Collateral Documents and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Guarantors, and the Trustee shall be entitled to amend the Indenture, the Collateral Documents or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, including any Guaranties, to add Collateral to further secure the Notes, to add additional covenants or surrender rights and powers conferred on the Company or any Guarantors, to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, to make any change that does not adversely affect the rights of any Noteholder, or to evidence the release of a Guarantor in accordance with the Indenture.

15.  Defaults and Remedies

          Under the Indenture, Events of Default include: (i) defaults in any payment of interest on any Note when the same becomes due and payable, continued for 30 days; (ii) default in payment of principal on the Notes at maturity, upon optional redemption pursuant to Section 5 of the Notes, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company or any Guarantor that is a Significant Subsidiary to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, or any Significant Subsidiary (whether or not a Guarantor) if the amount accelerated (or so unpaid) exceeds $50.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, or any Significant Subsidiary (whether or not a Guarantor); (vi) certain judgments or decrees for the payment of money in excess of $50.0 million against the Company or any Significant Subsidiary (whether or not a Guarantor); and (vii) certain defaults with respect to Guaranties and Collateral Documents in certain cases subject to notice and lapse of time. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 40.0% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee, and upon such declaration, the Notes will be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security against any loss, liability or expense. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

          No director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18.  Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP Numbers

          The Company in issuing the Notes may use "CUSIP" numbers and corresponding "ISINs" (if then generally in use) and, if so, the Trustee may use "CUSIP" numbers and corresponding "ISINs" in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

21.  Governing Law

          This Note shall be governed by, and construed in accordance with, the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

22.  Copies

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          Loral Skynet Corporation
          600 Third Avenue
          New York, NY 10016
          Attention: Treasurer

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

          and irrevocably appoint ____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

          ------------------------------------------------------------


          Date:                    Your Signature:
                ------------------                 -------------------

          ------------------------------------------------------------

          Sign exactly as your name appears on the other side of this Note.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                   Amount of decrease in      Amount of increase in      Principal amount of this    Signature of authorized
                   principal amount of this   principal amount of this   Global Note following       officer of Trustee or
Date of Exchange   Global Note                Global Note                such decrease or increase   Notes Custodian
----------------   ------------------------   ------------------------   -------------------------   -----------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.04 or 4.09 of the Indenture, check the box: [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.04 or 4.09 of the Indenture, state the amount in principal amount: $_____________


Date:                      Your Signature:
      ------------                         -------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Note.)


Signature Guarantee:
                     -----------------------------------------------------------
                                    (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.